UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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RUTH’S HOSPITALITY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Of Annual Meeting of Stockholders

When

Tuesday, May 24, 2022

1:00 P.M. – Eastern Time

Where

Ruth’s Chris Steak House

610 North Orlando Avenue

Winter Park, Florida 32789

How to vote

In Person:

Stockholders with evidence of stock ownership may attend and vote at the annual meeting.

Via the Internet:

www.proxypush.com/RUTH

By Mail:

Complete, sign and mail the enclosed proxy card

By Telephone (Toll Free):

1-866-703-0782

IMPORTANT NOTE:

As part of our contingency planning regarding the ongoing COVID-19 pandemic, we are preparing for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance through a public filing with the Securities and Exchange Commission, and details will be available at www.rhgi.com, which we invite stockholders to monitor regularly.

April 21, 2022

To our Stockholders:

On behalf of the Board of Directors of Ruth’s Hospitality Group, Inc. (the “Company” or “Ruth’s”), you are cordially invited to attend our 2022 Annual Meeting of Stockholders. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

Voting Matters	Board Recommendation	Page
Proposal 1: To elect as directors the nominees named in the accompanying proxy statement	✓ FOR each director nominee	8
Proposal 2: To act on an advisory vote on executive compensation as disclosed in the accompanying proxy statement	✓ FOR	34
Proposal 3: To ratify the appointment of our independent registered public accounting firm	✓ FOR	61

We will also act upon any other matters properly brought before the annual meeting.

Stockholders of record at the close of business on March 30, 2022 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the accompanying proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other record holder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement. We encourage you to vote via the Internet or by telephone.

By order of the Board of Directors,

Marcy Norwood Lynch

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 24, 2022

This proxy statement and our 2021 Annual Report to Stockholders are available at www.proxydocs.com/RUTH

PROXY STATEMENT

The Board of Directors of Ruth’s Hospitality Group, Inc. (which we also refer to as “Ruth’s,” “the Company,” “we,” “us,” or “our”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Tuesday, May 24, 2022, beginning at 1:00 P.M., at Ruth’s Chris Steak House, 610 North Orlando Avenue, Winter Park, Florida 32789, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, accompanying form of proxy, and the Company’s annual report are first being sent to stockholders on or about April 21, 2022.

PROXY SUMMARY

This summary highlights information collected elsewhere in this proxy statement or in our corporate governance documents published on our website: www.rhgi.com. This summary does not contain all of the information you should consider. We encourage you to read this proxy statement in its entirety before voting.

Company Overview

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the United States as measured by the total number of Company-owned and franchisee-owned restaurants, with 127 Ruth’s Chris Steak House locations in the United States, and 23 international franchisee-owned restaurants in Aruba, Canada, China, Hong Kong, Indonesia, Japan, Mexico, Philippines, Singapore and Taiwan, for a total of 150 restaurants worldwide at the end of 2021, specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

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PROPOSAL 1 ELECTION OF DIRECTORS	◾ For further information, please see page 8.
✓ Your Board of Directors recommends a vote FOR each of the Director nominees

Director Nominees

Our Board of Directors (the “Board”) recommends that you vote “for” all of the director nominees listed below. Set forth below is summary information about each director nominee, with more detailed information about the qualifications and experience of each director nominee contained under Proposal 1 – Election of Directors beginning on page 8 of this proxy statement.

			Committee Membership
Nominee and Principal Occupation	Age	Director Since	A	C	NG

Giannella Alvarez Former Chief Executive Officer of Beanitos, Inc.	62	2016	¡		¡
Mary L. Baglivo Chief Executive Officer of The Baglivo Group; former Chief Executive Officer and Chair, Americas at Saatchi & Saatchi Worldwide.	64	2017		¡	¡
Carla R. Cooper Former President & Chief Executive Officer of Daymon Worldwide	71	2003		¡
Cheryl J. Henry President, Chief Executive Officer, and Chairperson of the Board of Ruth’s Hospitality Group, Inc.	48	2018
Stephen M. King Former Chief Executive Officer and former Chairman of the Board of Dave & Buster’s Entertainment, Inc.	64	2018
Michael P. O’Donnell Former Chief Executive Officer and former Chairman of the Board of Ruth’s Hospitality Group, Inc.	66	2008
Marie L. Perry Executive Vice President, Finance, ASGN Incorporated	56	2018	¡	¡
Robin P. Selati Senior Advisor of Madison Dearborn Partners, LLC	56	1999			¡

A Audit          C Compensation          NG Nominating & Corporate Governance           Chair          ¡ Member

Our Business and Strategy

We develop and operate fine dining restaurants under the trade name Ruth’s Chris Steak House. As of December 26, 2021, there were 150 Ruth’s Chris Steak House restaurants, making us one of the largest upscale steakhouse companies in the world. The Ruth’s Chris brand reflects our 56-year plus commitment to the core values instilled by our founder, Ruth Fertel, of caring for Guests by delivering the highest quality food, beverages and genuine hospitality in a warm and inviting atmosphere. Today, we operate Ruth’s Chris Steak House restaurants around the world while staying true to our founder’s values and our New Orleans roots.

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The restaurant industry in which we compete is a mature segment, and we have a long operating history in upscale fine dining. The restaurant business is highly cyclical and results can be affected by consumer spending, commodity prices, and real estate costs. Our approach is to maintain a strategy focused on multi-year, long-term results.

Historically, the Company’s strategy is to deliver a total return to shareholders by maintaining a healthy core business, growing with a disciplined investment approach and returning excess capital to shareholders. The Company strives to maintain a healthy core business by growing sales through traffic, managing operating margins and leveraging its infrastructure. In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a pandemic and the United States declared it a National Public Health Emergency, which resulted in us focusing on a shorter-term strategy that preserved liquidity and maximized restaurant operating income. The Company has returned to a balanced strategy that is focused on maintaining a healthy balance sheet and a healthy core business, being disciplined in evaluating future growth opportunities and returning excess capital to shareholders. The Company evaluates disciplined growth opportunities in markets with attractive sales attributes and solid financial returns. The Company believes that its franchisee program is a point of competitive differentiation and looks to grow its franchisee-owned restaurant locations as well. From time to time, the Company may also consider acquiring franchisee-owned restaurants at terms that it believes are beneficial to the Company.

Corporate Governance Highlights

Our corporate governance principles reflect our commitment to diversity and reflect feedback we have received from our stockholders. Some of our corporate governance highlights include:

▪	A diverse and highly skilled Board that provides a range of viewpoints

▪	63% of the Board is comprised of women directors

▪	Our Chairperson of the Board is a woman

▪	33% of the Board’s Committee Chair positions are held by women

▪	25% of the Board is comprised of African American and LatinX/Hispanic directors

▪	50% of the Board is comprised of directors with a tenure of 5 years or less – emphasizing our commitment to Board refreshment

▪	75% of the Board is comprised of independent directors

▪	Average age of the Board is 61

▪	Declassified Board

▪	A strong and experienced Lead Independent Director

▪	Independent directors hold executive sessions without management present

▪	All Board committees are composed of 100% independent directors

▪	Majority voting standard for director elections

▪	Annual Board and committee evaluations

▪	Annual review of succession planning

▪	Limits on number of outside directorships

▪	Named Executive Officers and directors are subject to stock ownership guidelines and stock retention requirements

▪	Executives and directors are prohibited from engaging in short sales, derivatives trading, and hedging transactions, and we impose restrictions on pledges and margin account use

▪	Code of business conduct applicable to all Team Members, officers and directors

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▪	Board oversight of cybersecurity and other Enterprise Risk Management matters
▪	Board oversight of environmental, social, and governance (“ESG”) matters

Stockholder Engagement

As part of our continuing efforts to better understand stockholders’ key concerns, we continued our stockholder outreach initiative in 2021. Unlike in prior years, when members of our management team participated in discussions with stockholders, we hired a third-party consultant in 2021 to engage with stockholders to solicit input on a variety of topics. The results of these discussions were presented to management and the Board of Directors in an anonymized fashion.

Additional information about our stockholder engagement efforts and how we have used the insight gained from discussions with our stockholders can be found on page 34 of this proxy statement. The Company and the Board of Directors are committed to engaging with our stockholders and will continue to seek opportunities for dialogue with our stockholders on various matters.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	◾ For further information, please see page 34.
✓ Your Board of Directors recommends a vote FOR the approval of Named Executive Officer compensation.

Our Compensation Program

The objective of our executive compensation program is to maintain a close link between pay and performance, both long-term and short-term. We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so their interests are aligned with the long-term interests of our stockholders. Additionally, our executive compensation programs and policies are intended to support the development and retention of a strong executive team, provide appropriate incentives that support our business strategy and values, build and retain a talented team, and mitigate risks associated with compensation. We strive to provide a total compensation package that fairly and equitably rewards our senior leadership as a team and as individuals, and we expect superior performance from each of them, individually, and collectively, as a team.

Executive Compensation Highlights

As the world and the Company faced its second year of impacts from the COVID-19 pandemic, we continued to display resilience and agility in the face of uncertainty and constantly-changing restrictions on restaurant operations throughout the world. As of December 26, 2021, all Company-owned and managed Ruth’s Chris Steak House restaurant dining rooms were open and our revenues, results of operations and cash flows were approaching levels comparable to periods prior to the pandemic.

Despite the continued challenges of the pandemic, we undertook a review of our compensation and benefits programs at all levels of the organization to address several key issues. As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in its review of our

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management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, FW Cook participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design, and the reasonableness of individual awards.

As part of FW Cook’s work throughout 2021 and based on input from our stockholders and from the pay-for-performance models and reports from certain of the large proxy advisory services companies, we implemented significant changes to our executive compensation structure for 2022 and beyond. We believe that this overhaul to the executive compensation system will better reflect not only the pay-for-performance structure the Company has had in place for many years, but will also take into account a wider range of financial and non-financial metrics, incentivizing not only positive financial performance, but also the achievement of the non-financial goals we put in place at the beginning of each fiscal year.

As a result of both the newly-implemented compensation structure for 2022 and the uncertainties surrounding the restaurant industry at the beginning of 2021 due to the continuing effects of the ongoing COVID-19 pandemic, our executive compensation, as well as our Team Member bonus compensation, looks different for 2021 than it has in prior years. First, the Company transitioned in 2022 to a three-year, forward-looking Long Term Incentive award program for its executives. In preparation for this structural change, the Company awarded Long Term Incentive equity awards for fiscal 2021 in December 2021. These awards have historically been earned on a backward-looking basis, meaning the performance in fiscal 2021 would result in equity grants in early 2022. The Compensation Committee elected to discontinue this backward-looking approach based on its review of competitive market practices and based on input from our stockholders and from certain of the large proxy advisory services companies. For this reason, the grants that would otherwise have been made in February or March of 2022 in respect of 2021 performance were made in December 2021. Going forward, the long-term incentive program will follow a forward-looking approach, with awards commencing in 2022 and performance awards, if achieved, first vesting in 2025. Second, given the continued uncertainty facing the Company in early 2021 due to the pandemic and the inability to establish meaningful financial goals, the Company adopted a bifurcated approach to measure and determine non-equity incentive payments for 2021 under its Home Office Bonus Program (the “Bonus Plan”). For Q1 of 2021, objective and measurable non-financial goals were utilized (weighted 25% of the total bonus opportunity), whereas for the remaining three quarters, financial objectives were established (weighted 75%). For 2022, the Company is migrating back to a more traditional approach for annual bonuses under the Bonus Plan, heavily weighted to objective financial metrics, with the balance of the weighting tied to strategic objectives, including ESG-related objectives.

Perhaps most importantly, as vaccines became more widely available and our Guests were more comfortable returning to dine with us in our restaurants, our financial performance and outlook improved, and resulted in above-target performance for fiscal 2021 under our Bonus Plan and Long Term Incentive Plan. Restaurant sales in 2021 were $402 million compared to $260.8 million in 2020. Operating income in 2021 was $49.7 million, or 11.6% of total revenues, compared to a loss of $28.5 million in 2020. Net income in 2021 was $42.3 million, or $1.23 per diluted share, compared to a net loss of $25.3 million, or ($0.80) per diluted share, in 2020. The Company’s fiscal 2021 EBITDA was more than 130% of its Bonus Plan and Long Term Incentive Plan target EBITDA and its EPS was more than 150% of its Long Term Incentive Plan target EPS. After careful consideration of the Company’s, the executives’ and Team Members’ performance in 2021, the Compensation Committee of the Board of Directors approved payments to our Home Office Team Members, including our Named Executive Officers, of 200% of their bonus potential under the Bonus Plan. Additionally, the Compensation Committee awarded payouts to the executive team of 150% of their Long Term Incentive potential, compared to no payouts under the performance-based LTI program for 2020. Both the Bonus Plan and Long Term Incentive payouts reflected the maximum payments allowed under both plans, in recognition of the overachievement of the goals put in place for fiscal 2021 and achievement of the maximum payout through the established formulas for the Bonus Plan and the Long Term Incentive awards. Because all payouts were earned within the parameters of the pre-established plan, no

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Committee discretion was used. Both of these categories of awards were consistent with the existing short-term and long-term plans, which reward executives and Home Office Team Members at the maximum payout of the plans in years of superior Company performance.

Executive Compensation Best Practices

Our key executive compensation practices are summarized below. We believe these practices promote alignment with the interests of our stockholders and are consistent with market best practices.

WHAT WE DO:

✓  Review and consider stockholder feedback in structuring executive compensation.

✓  Grant annual restricted stock awards based on equal parts performance and retention/tenure.

✓  Apply multi-year vesting requirements to all equity awards to facilitate retention and ensure performance alignment, generally these are 2-5 years post-grant.

✓  Retain an independent compensation consultant to advise the Compensation Committee.

✓  Review external market data when making compensation decisions.

✓  Prohibit hedging.

✓  Prudently exercise discretion to be responsive to the cyclical nature of our business and advance our goal of creating value for our stockholders.

✓  Generally set our total compensation target opportunities at the median level for our market.

✓  Maintain stock ownership guidelines for all Named Executive Officers and Directors. Ensure guidelines are achieved.

✓  Annual “Say-on-Pay” vote.

WHAT WE DON’T DO:

✗   No automatic, annual increase in executive salaries.

✗   No exchange of underwater options for cash.

✗   No option repricing without stockholder approval.

✗   No gross-ups.

✗   No short-selling, trading in derivatives or engaging in hedging transactions by executives or directors.

✗   No excessive perquisites.

✗   No high percentage of fixed compensation.

✗   No guaranteed minimum payouts or uncapped award opportunities.

✗   No compensation or incentives that encourage unnecessary or excessive risk taking.

PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	◾ For further information, please see page 61.
✓ Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2022.

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2022 and has further directed that our Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. During fiscal 2021, KPMG LLP served as our independent registered public accounting firm and also provided certain audit-related and tax services as described on page 62. The stockholder vote is not

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binding on our Audit Committee. If the appointment of KPMG LLP is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to the stockholders. Even if the appointment of KPMG LLP is ratified, our Audit Committee may, in its sole discretion, terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders.

Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

CORPORATE GOVERNANCE MATTERS

PROPOSAL 1 ELECTION OF DIRECTORS
✓ Your Board of Directors recommends a vote FOR election of each of the eight Director nominees

Our Board currently is composed of eight directors, with each director serving until the next annual meeting or until their successor is elected. The eight candidates nominated by our Board for election as directors at the 2022 annual meeting of stockholders are also identified below.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should, for any reason, become unavailable to serve prior to the annual meeting, our Board may, prior to the annual meeting, (i) reduce the size of our Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time. The information presented below for the nominees has been furnished to the Company by the nominees.

Board of Directors

Board Composition and Refreshment

Our Board is responsible for the oversight and continued success of our Company, which was founded in 1965 by a single working mother, Ruth Fertel, and which is now led, for the first time since Ruth Fertel, by a woman Chairperson of the Board, President, and Chief Executive Officer. Our core values reflect our roots in the legacy of Ruth Fertel and include a commitment to attracting a broad range of skills and experiences to our Board, our executive team, and our Team Members across the Company, all rooted in a commitment to providing the best steak house experience to our Guests.

As a group, our director nominees have broad skills and experience. A majority of our directors have served as the chief executive officer of a public or private company. Over sixty percent of our directors are women. Our directors range in age from 48 to 71, with the average being 61 years of age. As a group, they possess a range of important

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skills including hospitality industry experience, corporate strategy, accounting and finance leadership, international operations, real estate, and ESG experience.

Our Board has been meaningfully refreshed, with four of our six independent directors joining the board since 2016. We believe this reflects a good mix of new directors, who bring fresh perspectives, and tenured directors, who have contributed to developing our strategy over time and who possess an in-depth knowledge of our history and operations. A majority of non-management directors ensures robust debate and objectivity in the boardroom, while diversity of gender, age, and ethnicity contributes to a diverse range of views.

Selection of Directors

Our Board seeks a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to our Board, the Company, and its stockholders. Desired qualities to be considered include:

▪	high-level leadership experience in business or administrative activities and significant accomplishments
▪	breadth of knowledge about issues affecting the Company
▪	proven ability and willingness to contribute special competencies to Board activities
▪	personal integrity
▪	loyalty to the Company and concern for its success and welfare
▪	willingness to apply sound and independent business judgment
▪	no present conflicts of interest
▪	availability for meetings and consultation on Company matters
▪	willingness to assume broad fiduciary responsibility
▪	willingness to become a Company stockholder

Our Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. The Company has used a third-party search firm in the past to help identify, evaluate and conduct due diligence on potential director candidates. In evaluating candidates, the Committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of our Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described below.

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Board Diversity Matrix

The following matrix details the current gender identity and demographic background of the members of our Board of Directors. The format of the diversity matrix complies with Nasdaq’s Listing Rule 5606 which takes effect this year and requires annual disclosure of board-level diversity statistics.

Board Diversity Matrix (As of April 21, 2022)
Total Number of Directors	8

	Female	Male	Nonbinary
Part I: Gender Identity
Directors	5	3	-
Part II: Demographic Background
African American or Black	1	-	-
Alaskan Native or Native American	-	-	-
Asian	-	-	-
Hispanic or LatinX	1	-	-
White	4	3	-
Two or More Races or Ethnicities	1	-	-
LGBTQIA+	-
Did Not Disclose Demographic Background	-

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Director Biographies

The following summarizes information about each of the nominees and the continuing directors as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that qualify our nominees and the continuing directors to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its process for nominating directors.

Age 62 Director since February 2016 Committees • Audit • Nominating & Corporate Governance

Giannella Alvarez

Independent Director

Ms. Alvarez served as Chief Executive Officer of Beanitos, Inc., a privately held snack food company based in Austin, Texas from 2018 until 2019. Prior to that she served as President and Chief Executive Officer of Harmless Harvest, Inc., a privately held organic food company based in San Francisco from 2015 until 2018. Ms. Alvarez previously served as Executive Vice President and General Manager of the Pet Business at Del Monte Corporation. She was Group President and Chief Executive Officer for Barilla Americas, responsible for North, Central and South America’s operations of Barilla S.p.A., headquartered in Parma, Italy. From 2006 to 2010, she held senior global management positions with The Coca-Cola Company (NYSE: KO). Prior to that, she held a number of increasingly senior P&L positions in general management, innovation and marketing with Kimberly-Clark Corporation (NYSE: KMB) and Procter & Gamble (NYSE: PG) in the United States and Latin America.

Directorships (within the past 5 years)

Ms. Alvarez currently serves as a director of Driscoll’s, Trulieve (OTC: TCNNF), and is Chairperson of the Board of Del Real Foods. She also served as a director of Domtar Corporation (NYSE: UFS) from 2012 through 2021.

Skills and Qualifications

Ms. Alvarez has extensive experience in strategic planning, branding, marketing, innovation and technology, as well as ESG, business sustainability ROI, and scaling businesses. She has corporate governance and global executive leadership skills with P&L responsibility for multi-billion dollar public and private companies, including managing on the ground operations across a wide range of industries in the U.S., Latin America, Europe, Asia, and across the globe.

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Age 64 Director since May 2017 Committees • Nominating & Corporate Governance • Compensation

Mary Baglivo

Independent Director

Ms. Baglivo is Chief Executive Officer of The Baglivo Group, a brand strategy advisory consulting firm. She formerly was Vice Chancellor of Marketing and Communications for Rutgers University from 2017 to 2018. She was Vice President for Global Marketing and Chief Marketing Officer for Northwestern University from 2013 until 2017. Ms. Baglivo previously served at Saatchi & Saatchi Worldwide as Chair and Chief Executive Officer, the Americas from 2008 to 2013, and Chief Executive Officer, New York from 2004 to 2008. Prior to joining Saatchi & Saatchi, she was President of Arnold Worldwide from 2002-2004 and Chief Executive Officer of Panoramic Communications from 2001 until 2002.

Directorships (within the past 5 years)

Ms. Baglivo currently serves on the board of directors of Host Hotels & Resorts (Nasdaq: HST), and served on the board of PVH Corp (Nasdaq: PVH) from 2007 until 2021.

Skills and Qualifications

Ms. Baglivo has knowledge and experience in global marketing, advertising, consumer branding and strategic planning. She also has extensive corporate governance and ESG experience (including workers’ rights, environmental sustainability, and animal welfare), having served on several public and private company, and not-for-profit organization boards of directors.

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Age 71 Director since December 2003 Committees • Nominating & Corporate Governance (Chair) • Compensation

Carla Cooper

Independent Director

Ms. Cooper was President and Chief Executive Officer of Daymon Worldwide from 2009 until 2015. Ms. Cooper served as Senior Vice President of Quaker, Tropicana and Gatorade Sales for PepsiCo, Inc. (NYSE: PEP) from 2003 to 2009. From 2001 to 2003, Ms. Cooper served as President of Kellogg Company’s (NYSE: K) Natural and Frozen Foods Division. From 2000 to 2001, Ms. Cooper was Senior Vice President and General Manager of Foodservice for Kellogg Company. From 1988 to 2000, Ms. Cooper was employed in various positions with Coca-Cola USA, including as Vice President, Customer Marketing.

Directorships (within the past 5 years)

None

Skills and Qualifications

Ms. Cooper has extensive experience in sales, marketing and franchising in the food industry and has insight into vendor relationships.

Age 48 Director since August 2018 Committees • None

Cheryl Henry

Chairperson of the Board, President and Chief Executive Officer

Ms. Henry has served as President and Chief Executive Officer of the Company since August 2018 and was appointed to the Board of Directors as of that date. In 2021, Ms. Henry became Chairperson of the Board of Directors. Prior to that she was President and Chief Operating Officer from July 2016 to August 2018. Ms. Henry served as Senior Vice President and Chief Branding Officer from August 2011 to July 2016 and from June 2007 to August 2011 served in various roles with the Company, including as Chief Business Development Officer. Prior to joining the Ruth’s Hospitality Group team, she was the Chief of Staff for the Mayor of Orlando.

Directorships (within the past 5 years)

Ms. Henry has served on the Board of Trustees of the Culinary Institute of America since December 2017. She previously served on the Board of Governors of the Center for Creative Leadership from June 2017 to September 2019.

Skills and Qualifications

Ms. Henry has experience in strategic planning, operations, real estate development, marketing, consumer branding, franchising, and has executive leadership skills.

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Age 64 Director since January 2018 Committees • Audit Committee (Chair)

Stephen M. King

Independent Director

Mr. King served on the Board of Directors of Dave & Buster’s Entertainment, Inc. (Nasdaq: PLAY) from 2006 until 2021, and was its Chairman of the Board from 2017 until April 2021. Mr. King served as Dave & Buster’s Chief Executive Officer from September 2006 until August 2018, and from March 2006 until September 2006, Mr. King served as its Senior Vice President and Chief Financial Officer. From 1984 to 2006, he served in various capacities for Carlson Restaurants Worldwide Inc., a company that owns and operates casual dining restaurants worldwide, including Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and President and Chief Operating Officer of International.

Directorships (within the past 5 years)

Dave & Buster’s Entertainment, Inc.

Skills and Qualifications

Mr. King has knowledge and experience as a former chief executive of a publicly traded restaurant company as well as accounting and finance experience.

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Age 66 Director since August 2008 Committees None

Michael P. O’Donnell

Mr. O’Donnell served as Executive Chairman of our Board from August 2018 until December 2020, was Chairman of the Board from October 2010 to May 2021, was a director and Chief Executive Officer from August 2008 to August 2018, and was President from August 2008 to July 2016. Mr. O’Donnell has spent more than 25 years in the restaurant industry, having been formerly the Chairman of the Board of Directors, President and Chief Executive Officer of Champps Entertainment, Inc. from March 2005 until the company was sold in 2007. Prior to that, Mr. O’Donnell served in several leadership positions in the restaurant industry, including President and Chief Executive Officer of New Business and President of Roy’s for Outback Steakhouse, Inc., President and Chief Operating Officer of Miller’s Ale House, Chairman, President and Chief Executive Officer of Ground Round Restaurants, Inc. and key operation positions with T.G.I. Friday’s and Pizza Hut.

Directorships (within the past 5 years)

Mr. O’Donnell currently serves as Chairman of the Board of California Pizza Kitchen and as a director with Hickory Tavern. During the previous five years, Mr. O’Donnell also served as a director of Logan’s Roadhouse and as Vice Chairman of the Rollins College Board of Trustees.

Skills and Qualifications

In addition to his leadership skills, Mr. O’Donnell has extensive experience with other restaurant companies and is very knowledgeable of the restaurant industry.

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Age 56 Director since August 2018 Committees • Audit • Compensation

Marie L. Perry

Independent Director

Ms. Perry is the Executive Vice President, Finance of ASGN Incorporated (NYSE: ASGN). Ms. Perry was the Senior Vice President and Chief Financial Officer of Brink’s, U.S. until February 2022, was Chief Financial Officer, Executive Vice President and Chief Administrative Officer of Jamba, Inc. (Nasdaq: JMBA) from August 2016 until September 2018 and served as its Executive Vice President, Finance, from May 2016 to August 2016. From 2003 to 2016, Ms. Perry held roles leading all aspects of the finance team at Brinker International, Inc. (NYSE: EAT) including having served as interim CFO during a 12-month period, and most recently, serving as Senior Vice President, Controller and Treasurer. Ms. Perry also held senior finance and accounting roles at American Airlines (Nasdaq: AAL) and KPMG LLP.

Directorships (within the past 5 years)

None

Skills and Qualifications

Ms. Perry has experience as a chief financial officer of a publicly traded restaurant company as well as accounting and finance experience.

Age 56 Director since September 1999 Committees • Compensation (Chair) • Nominating & Corporate Governance

Robin P. Selati

Lead Independent Director

Mr. Selati has served as a member of our Board of Directors since September 1999, and served as Chairman of our Board of Directors from April 2005 to September 2006 and from April 2008 to October 2010. Mr. Selati is the President of Saxonwold Capital Inc. (a private investment vehicle) and a Senior Advisor of Madison Dearborn Partners, LLC (“Madison Dearborn”). He joined Madison Dearborn in 1993 and was a Managing Director through 2017. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated.

Directorships (within the past 5 years)

Mr. Selati currently serves as a director of Redberry Group and Blue Note Holdings, LLC. During the previous five years, Mr. Selati also served as a director for B.F. Bolthouse Holdco LLC, CDW Corporation (Nasdaq: CDW), Things Remembered, Inc., Performance Health, and The Yankee Candle Company, Inc.

Skills and Qualifications

Mr. Selati is very knowledgeable of the capital markets, public company strategies and executive compensation.

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Communication with the Board of Directors

Our Board and management team value the opinions and feedback of our stockholders, and we engage with stockholders throughout the year on a variety of issues, including our corporate governance practices. Stockholders may send communications to the Company’s directors as a group or individually by writing to those individuals or the group: c/o the Corporate Secretary, 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of our Board or the business of the Company to the intended director(s). Examples of inappropriate communications include business solicitations, advertising and communications that are frivolous in nature, communications that relate to routine business matters (such as product inquiries, complaints or suggestions), or communications that raise grievances that are personal to the person submitting them. Upon request, any director may review any communication that is not forwarded to the directors pursuant to this policy.

Stockholder Nominations

Stockholders may recommend director candidates for our 2023 annual meeting for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name, qualifications for Board membership, confirmation of the person’s willingness to serve, and the information that would be required to be furnished if the stockholder were directly nominating such person for election to the Board and should be directed to the Corporate Secretary at the address of our principal executive offices set forth herein. The Nominating and Corporate Governance Committee recommends, and the Board selects, director candidates using the criteria and priorities established from time to time. The composition, skills and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board.

A stockholder wishing to nominate their own candidate for election to our Board at our 2023 annual meeting must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary at our principal executive offices no earlier than January 24, 2023 and no later than February 23, 2023. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

To be in proper form, a stockholder’s notice must set forth:

(i)	as to each person whom the stockholder proposes to nominate for election as a director at such meeting,
▪	the name, age, business address and residence of the person;
▪	the principal occupation or employment of the person;
▪	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person;
▪

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and each proposed nominee; and

▪

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and

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(ii)	as to the stockholder or beneficial owner giving the notice,
▪	the name and record address of such stockholder;
▪	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;
▪

a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

▪	a description of any agreements or arrangements to mitigate loss, manage risk or benefit of share price changes or increase or decrease the voting power with respect to the Company’s stock;
▪	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the notice; and
▪

any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

The Company may require any proposed nominee to furnish such other information as listed in the Bylaws of the Company or as may be reasonably required to determine the eligibility of such proposed nominee to serve as a director or to determine independence. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder Nomination for Director.” In accordance with our Bylaws, stockholder nominations that do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our Board of Directors and will not be included in our proxy materials.

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Board Tenure Policy

As an alternative to term limits, the Nominating and Corporate Governance Committee reviews the performance of each director in determining whether to nominate directors for re-election. The Board does not believe it is appropriate to establish term limits for its members because such limits may deprive the Company and the Board of the contribution of directors who have been able to develop, over time, valuable experience and insights into the Company.

Pursuant to the Company’s Corporate Governance Guidelines, adopted in October 2019, an individual who would be age 75 at the time of election shall not be nominated for initial election to the Board. However, the Nominating and Corporate Governance Committee may recommend and the Board may approve the nomination for re-election of a director who would be age 75 at the time of election, if, in light of all the circumstances, the Board determines, on the recommendation of the Nominating and Corporate Governance Committee, that it is in the best interests of the Company and its stockholders.

The Board’s Role and Responsibilities

Overview

The Company’s business is operated by its Team Members, managers and officers, under the direction of the Chief Executive Officer and the oversight of the Board. The Board is elected annually by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board selects the Chief Executive Officer, acts as an advisor and counselor to senior management, and ultimately monitors the Company’s performance. Both the Board and management recognize that the long-term interests of the Company and its stockholders are advanced by the quality of the relationships we have with Our People – Guests, Team Members, Franchise Owners, Vendor Partners, Community and Investors.

Role in Risk Management

Our Board is actively involved in the oversight of risks that could affect the Company. Day-to-day risk management is the responsibility of management, which has implemented, with the Board’s oversight, an Enterprise Risk Management process to identify, assess, manage, and monitor risks that our Company faces.

Our Board receives regular reports directly from officers responsible for oversight of particular risks within the Company. With respect to cybersecurity, the Board receives regular updates from management regarding the Company’s efforts to prevent information security incidents, detect unusual activity, and to be prepared to respond appropriately should an incident occur.

Our Board believes that our compensation policies and practices are reasonable and properly align our Team Members’ interests with those of our stockholders. Our Board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. In addition, our Compensation Committee, and its external advisor, have implemented changes for fiscal 2022 to our compensation policies and practices that we believe will improve the alignment between Company performance and executive compensation, and the Compensation Committee continues to review our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other Team Members to take action that is likely to create a material adverse effect on the Company.

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Code of Conduct

The Company’s Team Members, officers and directors are required to abide by the Company’s Code of Conduct and Business Ethics (the “Code of Ethics”), which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, competition and fair dealing, corporate opportunities and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any waiver or changes to the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by our Board and will be disclosed on our website within four business days. The full text of the Code of Ethics is published on the Investor Relations section of our website at www.rhgi.com.

Management Succession Planning

The Board is responsible for approving and maintaining a succession plan for the Chief Executive Officer and senior executives. To assist the Board, the Chief Executive Officer annually provides an assessment of senior officers and their potential to succeed her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors for certain other key senior management positions. The Nominating and Corporate Governance Committee oversees the development and periodic update of appropriate processes to address emergency Chief Executive Officer succession planning in the event of extraordinary circumstances.

Board Structure

Board Leadership Structure

Our Board does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairperson of the Board or, if the roles are separate, whether the Chairperson should be selected from the non-employee directors or should be a Team Member. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company.

During 2018, we completed a multi-year succession planning process which culminated in the election of Cheryl J. Henry to the Board of Directors and to the position of President and Chief Executive Officer. As part of this planned executive transition, the Board elected Michael P. O’Donnell to the position of Executive Chairman of the Company. In December 2020, as part of the long-term succession and retirement planning process, Mr. O’Donnell retired from the Company as Executive Chairman, and continued his leadership role as Chairman of the Board of Directors until May 2021. In May 2021, Ms. Henry was appointed Chairperson of the Board of Directors, making her the first woman to hold this position at the Company since it went public in 2005. Robin P. Selati continues to serve as our Lead Independent Director.

Ms. Henry, in her role as Chairperson of the Board and Chief Executive Officer, consults periodically with the Lead Independent Director on Board matters and on issues facing the Company. In addition, the Lead Independent Director serves as the principal liaison between the Chairperson of the Board and the independent directors and presides at executive sessions of non-management directors at regularly scheduled Board meetings. Our Board believes that these executive sessions are beneficial to the Company because they provide a forum where the independent directors can discuss issues without management present.

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Director Independence

We believe that a substantial majority of the members of our Board should be independent non-employee directors. Six of our eight directors, namely Ms. Alvarez, Ms. Baglivo, Ms. Cooper, Mr. King, Ms. Perry, and Mr. Selati, qualify as “independent directors” in accordance with Nasdaq’s independence requirement. Although Mr. O’Donnell is no longer employed by the Company, he is not currently considered an independent director under Nasdaq’s independence rules because he was employed by the Company within the last three years. All of the members of our committees are independent in accordance with the applicable independence requirements for the committees on which they serve. All of the members of our Audit Committee have been determined to be financially literate and both Mr. King and Ms. Perry have been determined to be “Audit Committee Financial Experts.”

Executive Sessions

At the conclusion of each regularly scheduled Board meeting, the Board will meet in executive session without management present other than Ms. Henry. In addition, the six independent members of the Board meet in executive session alone, with no members of management present.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at www.rhgi.com. Each committee member satisfies the applicable independence requirements of the Nasdaq Global Select Market for the committees on which they serve. In addition, each Audit Committee member satisfies the current financial literacy requirements and independence requirements of the SEC, applicable to audit committee members.

Below is a table indicating committee membership and a description of each committee of the Board. Each Committee is responsible for reporting regularly on its activities to the full Board.

Committee Membership
Members	Audit	Compensation	Nominating & Corporate Governance

Robin P. Selati			¡

Giannella Alvarez	¡		¡

Mary L. Baglivo		¡	¡

Carla R. Cooper		¡

Stephen M. King

Marie L. Perry	¡	¡

Chair            ¡ Member

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Audit Committee
Current Members Stephen M. King (Chair) Giannella Alvarez Marie L. Perry Meetings in 2021 9 Financial Experts Stephen M. King Marie L. Perry

Roles and Responsibilities

▪  Monitoring the integrity of financial statements and financial reporting process, disclosure controls and procedures, internal control over financial reporting, systems of internal accounting and financial controls, independent auditors’ qualifications and independence, performance of the independent auditors and internal audit function, and compliance with legal and regulatory requirements

▪  Selecting and overseeing independent auditors; reviewing and evaluating qualifications, performance and independence of independent auditors and the lead audit engagement partner; approving audit and non-audit services, including the overall scope of the audit; discussing annual audited and quarterly financial statements with management and the independent auditor, and other matters required to be communicated to our Audit Committee

▪  Discussing earnings press releases, financial information and earnings guidance

▪  Monitoring complaints through the ethics hotline and other established reporting channels

▪  Reviewing related party transactions

▪  Meeting separately, periodically, with management, our internal audit staff, and the independent auditor

▪  Reviewing the audit firm’s annual report on internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm

▪  Setting clear hiring policies for employees or former employees of the independent auditors

▪  Reviewing and monitoring the Company’s policies regarding risk assessment and risk management, including those related to information technology and network security.

▪  Handling such other matters that are specifically delegated by our Board of Directors from time to time

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Compensation Committee

Current Members Robin P. Selati (Chair) Mary L. Baglivo Carla R. Cooper Marie L. Perry Meetings in 2021 9

Roles and Responsibilities

▪    Reviewing executive compensation principles and philosophy

▪    Reviewing and approving the compensation of our directors, chief executive officer and other executive officers

▪    Overseeing overall compensation and benefits programs and policies

▪    Administering stock plans and other incentive compensation plans

▪    Reviewing and approving employment contracts and other similar arrangements between us and our executive officers

▪    Evaluating risks relating to employment policies and the Company’s compensation and benefits systems in order to make recommendations to our Board

▪   Handling such other matters that are specifically delegated to our Compensation Committee by our Board of Directors from time to time

Compensation Committee Interlocks and Insider Participation

During fiscal 2021, Robin P. Selati, Mary L. Baglivo, Carla R. Cooper, and Marie L. Perry served as members of our Compensation Committee. No member of our Compensation Committee had a relationship with the Company that requires disclosure under Item 404 of Regulation S-K. During fiscal 2021, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other Committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Nominating & Corporate Governance Committee

Current Members Carla R. Cooper (Chair) Giannella Alvarez Mary L. Baglivo Robin P. Selati Meetings in 2021 4

Roles and Responsibilities

▪    Evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees

▪   Establishing a policy for considering stockholder nominees for election to our Board of Directors

▪   Evaluating and recommending candidates for election to our Board of Directors

▪   Evaluating and making recommendations to our Board of Directors regarding stockholder proposals

▪   Overseeing our Board of Directors’ performance and self-evaluation process and developing continuing education programs for our directors

▪   Reviewing and monitoring compliance with our ethics policies

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Board Practices, Policies, and Processes

Board Meetings and Attendance

Our Board held ten (10) meetings during fiscal 2021. Directors are expected to attend Board meetings and committee meetings for which they serve, and to spend the time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 95% of the aggregate number of meetings of our Board and our Board committees on which they served during the period.

The Company has no policy requiring directors and director nominees to attend its annual meeting of stockholders; however, all directors and director nominees are encouraged to attend. Mr. O’Donnell and Ms. Henry, our outgoing Chairman of the Board and incoming Chairperson of the Board, respectively, represented our Board at the 2021 annual meeting of stockholders.

Board and Committee Performance Evaluation

Our Board expanded our evaluation process in 2018 to ensure it continued to be robust and vigorous. The Nominating and Corporate Governance Committee oversees the evaluation process and selected an external facilitator to assist with the process in both 2018 and 2019. In 2021, each Board member completed a written self-assessment regarding their experience on, and effectiveness and performance of, the Board of Directors and each Committee on which they served in 2021. Our General Counsel reviewed, analyzed, and compiled the results of the written self-assessments, and presented a summary of the results on a “no names” basis to the Nominating and Corporate Governance Committee and the Board of Directors during executive sessions, and identified any themes or issues that emerged. The Board considered the results and identified ways in which Board processes and effectiveness may be enhanced.

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Directors Orientation and Continuing Education

The Company has an orientation process to acquaint new directors with the strategic plans, business, industry environment, history, current circumstances, key priorities and issues and the top managers of the Company. Periodic briefing sessions are also provided to members of the Board on subjects that would assist them on discharging their duties. Directors are also encouraged to participate in external continuing education programs, as they or the Board determines is desirable or appropriate from time to time.

Corporate Governance Guidelines

In October 2019, the Board adopted our Corporate Governance Guidelines, which are available at www.rhgi.com. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices and enhancing stockholder value.

Transactions with Related Persons

During fiscal 2021, the Company was not a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

As part of our quarterly internal certification of our financial statements, officers of the Company must either certify that they are not aware of any related party transactions or they must disclose any such transactions.

The Audit Committee is responsible for review, approval or ratification of “related-person transactions” between Ruth’s Hospitality Group, Inc. or its subsidiaries and related persons, in accordance with the terms of our written Related Party Transactions Policy. Under SEC rules, a related person is a director, officer, nominee for director or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In the course of its review and approval or ratification of a related party transaction, the Audit Committee considers:

▪	the nature of the related party’s interest in the transaction;
▪	the material terms of the transaction, including the amount involved and type of transaction;
▪	the importance of the transaction to the related party and to the Company;
▪	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
▪	any other matters that the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

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Director Compensation

Director Compensation for 2021

With respect to 2021 director compensation, in 2019, we reviewed market information provided by the independent compensation consultant related to director compensation, including competitive survey data, peer group proxy information and general industry practices. The review showed that while the equity component of our director compensation was generally competitive (just below market median), the cash levels were below market. This resulted in overall director compensation falling between the 25th and 50th percentiles of the market for a typical director.

Based on these findings, in July 2019, the Board approved several changes to non-employee director compensation. The following table describes components of non-employee director compensation in effect as of July 2019:

Compensation Element	Current Director Compensation
Annual Retainer	$65,000 annual fee for service on the Board of Directors
Lead Independent Director Additional Annual Retainer	$25,000
Additional Annual Retainer for Committee Service	$9,000 for Audit Committee $7,500 for Compensation Committee $5,000 for Nominating & Corporate Governance Committee
Committee Chair Additional Annual Retainer	$15,000 for Audit Committee $10,000 for Compensation Committee $7,500 for Nominating & Corporate Governance Committee
Meeting Fees	None
Equity Award	Annual restricted stock unit grants equal to that number of shares with a value on the date of grant of 1.75 multiplied by the annual base cash retainer for service on the Board of Directors (totaling $113,750 in 2021), with such grants vesting annually in equal installments over a three-year period, subject to continued service on the Board of Directors.

Cash fees are paid quarterly. We reimburse all directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors.

Directors who are also employees receive no compensation for serving as directors. Non-employee directors are not eligible to participate in the deferred compensation plan for executive officers but the Company has a deferred compensation plan for non-employee directors. Information regarding Ms. Henry’s compensation is reflected in the tables beginning on page 51 under “Executive Compensation Tables.”

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Director Compensation Table

The following table summarizes the compensation paid to the non-employee directors of the Company in 2021:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Giannella Alvarez	$79,000	$113,750	$192,750
Mary Baglivo	$77,500	$113,750	$191,250
Carla R. Cooper	$85,000	$113,750	$198,750
Stephen M. King	$89,000	$113,750	$202,750
Michael P. O’Donnell	$65,000	$113,750	$178,750
Marie L. Perry	$81,500	$113,750	$195,250
Robin P. Selati	$112,500	$113,750	$226,250

(1)

The amounts in this column include the aggregate grant date fair value of Restricted Stock Unit awards computed in accordance with FASB ASC Topic 718, except that in accordance with SEC rules, the amounts do not reflect an estimate for forfeitures related to service-based vesting conditions.

ADDITIONAL INFORMATION WITH RESPECT TO DIRECTOR EQUITY AWARDS

The following table summarizes the outstanding equity awards held by our non-employee directors as of the end of fiscal 2021:

	Stock Awards(1)
Name	Number of Shares of Restricted Stock and Restricted Stock Units that have not Vested (#)	Market Value of Shares of Restricted Stock and Restricted Stock Units that have not Vested ($)
Giannella Alvarez	10,428	$211,271
Mary Baglivo	10,346	$209,610
Carla R. Cooper	10,200	$206,652
Stephen M. King	10,428	$211,271
Michael P. O’Donnell	4,965	$100,591
Marie L. Perry	10,200	$206,652
Robin P. Selati	10,200	$206,652

(1)

Represents restricted stock or restricted stock units granted under the 2018 Omnibus Incentive Plan. Market value calculated based on the closing price of our common stock on the last business day in the fiscal year ending on December 26, 2021 of $20.26. These shares of restricted stock or restricted stock units vest annually in equal installments over a three-year period beginning on the date of grant.

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Stock Ownership Guidelines for Non-Employee Directors

Each non-employee director is required to own common stock of the Company equal in value to two times their base annual retainer for service on our Board. For purposes of our non-employee director stock ownership guidelines, a director’s “annual retainer” excludes any retainer for serving as a member or as a chair of any Board committees and any meeting fees. Shares subject to stock options and unvested or unearned performance shares will not count toward the minimum ownership requirement. Restricted stock and restricted stock units (whether or not vested) will count toward the minimum ownership requirement. Non-employee directors have three years to achieve their targeted level. All non-employee directors satisfied our stock ownership guidelines as of the end of fiscal 2021.

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits our directors, Named Executive Officers, other elected and appointed officers, designated Team Members who are subject to specific preclearance procedures under the Company’s insider trading policy, and any other Team Members who receive performance-based compensation, from engaging in hedging or other specified transactions. Specifically, this policy prohibits such persons from: engaging in hedging or derivative transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds or other similar or related transactions; trading in puts, calls, options, warrants or other similar derivative instruments involving Company securities; or engaging in short sales of Company securities. The Insider Trading Policy also prohibits pledging Company securities as collateral for loans or other transactions without advance approval from our Chief Financial Officer or General Counsel.

None of the shares of Company stock held by our executive officers or directors are pledged or subject to any hedging transaction.

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ESG Program and Policies

At Ruth’s Chris, we believe in doing well by doing good. Our Board and its committees are committed to sustainability, including integrating environmental, social, and governance (“ESG”) principles into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term financial and reputational goals. Our mission is to protect the environment; serve our Guests and communities; empower our People; and create value for our stockholders. Our dedication to environmental sustainability and addressing climate change remains in full force through a plan that seeks to balance short-term and long-term solutions. In 2022, we plan to release our Sustainability Accounting Standards Board (SASB) Fact Sheet Report that further details our ESG program and highlights.

ESG Board Oversight

In 2020 and 2021, we revamped our ESG strategy to align with the broader transformation of our ESG plan. Our executive leadership team and Board recognized the importance of embedding environmental and social priorities within our business operations and approved an enhanced and modernized ESG strategy intended to drive additional progress on initiatives that promote sustainability, diversity, equity and inclusion (“DEI”), and increased transparency. We believe that our emphasis on ESG priorities will help drive sustainable business practices that are crucial to our long-term growth. Against this backdrop, we engaged an extensive audience of internal, enterprise-wide leadership, subject matter experts and external stakeholders, and completed an updated SASB assessment. These activities informed our updated ESG strategy and sustainability priorities. The four tenets of our ESG strategy include: (1) Our People, (2) Guests & Community, (3) Environmental Responsibility, and

(4) Governance.

Our People

Our social initiatives are focused on Taking Care of Our People, which reflects our roots as a single steak house started over fifty-five years ago. Ruth Fertel, our founder, built a reputation for premier service by hiring passionate, hard-working people like herself – and treating them like family. This approach is codified in The Sizzle – our guiding standards that describe the quality of the personal relationships we have with all Our People: Guests, Team Members, Franchise Owners, Vendor Partners, Community & Investors.

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As of December 31, 2021, we employed over 4,500 Team Members. We prioritize transparency and open communication with our Team Members, continuously listening and acting on their feedback, including through surveys, town halls, and other communications. We maintain a culture of engagement, working to recognize and reward our Team Members through various initiatives and recognition platforms that help drive retention.

In 2020, we initiated a formal process to improve our commitment to diversity, equity and inclusion. Consistent with our commitment, we hired a Director of Diversity and Inclusion in November of 2020 to assist with our goals of championing a culture of DEI while attracting, retaining and developing a workforce that is unique in background, knowledge, skillset and experience. Actions supporting our DEI commitment included the establishment of a formally defined DEI strategy, with aligned priorities that extend beyond our workplace, to include Guests, Vendor Partners, and the community.

We encourage every one of our Team Members to form deeper relationships with those around them based on mutual respect, dignity and understanding. We encourage qualified individuals, including LGBTQIA+, traditionally under-represented minorities, women, and veterans to join our fast-growing team. As part of our commitment to diversifying further our teams, we partnered throughout 2021, and are continuing and expanding our partnerships in 2022 and beyond, with local organizations focused on providing educational programming and job opportunities to traditionally under-represented individuals.

As of December 31, 2021, approximately 53% of our Team Members are racially or ethnically diverse and 34% identify as female. Of our Named Executive Officers, 80% identify as female, 63% of our Board of Directors identify as female, and 25% of our Board of Directors self-identify as ethnically or racially diverse. When the Securities and Exchange Commission approved the Nasdaq’s new listing rules to advance board diversity in 2021, the Company had already met and exceeded the requirement to have at least two self-identified diverse members of its Board. Furthermore, the Company’s commitment to a diverse and inclusive community is reflected in our Company’s policies. We have a strong anti-discrimination policy and consider the inclusion of all people as paramount to our goals.

We believe that providing competitive total compensation, benefits and wellness resources to our Team Members is vital to ensuring we attract and retain the best team in the industry. We regularly review our compensation model to ensure fair and inclusive pay practices and pay equity. We provide a comprehensive and competitive benefits package that supports the physical and mental well-being of our workforce, including a focus on financial wellness. Common benefits offered include medical, dental, and vision, life and disability coverage, parental leave, education reimbursement, and flexible paid time off. Hourly Team Members are eligible for health care and vacation benefits after one year of service if they average 24 hours of work and receive Company-paid life insurance when meeting the same criteria. In 2021, as part of our focus on Team Member financial wellness, the Company established a Safe Harbor 401(k) Plan effective January 1, 2022. The Company matches 100% of eligible Team Member contributions up to 3% of a Team Member’s compensation, and then 50% of a Team Member’s additional contributions up to a maximum of 5% of their compensation.

Our commitment to our Team Members does not stop with providing competitive pay and benefits. In 2005, following the impact of Hurricane Katrina, we created the RUTHS Fund to support our Team Members experiencing hardship. The RUTHS Fund is supported primarily by Home Office and field Team Member contributions. Over the course of 2020 and 2021, the fund paid out $766,000 in grants benefiting over 680 of our Team Members who applied for support.

Throughout the COVID-19 pandemic, the Company paid both the Employer and Employee portions of health care premiums for our furloughed Team Members while their restaurants were closed or operating only take-out and delivery through the third quarter of fiscal year 2020. In 2021, we continued to respond to the unprecedented challenges faced by our Team Members and Guests due to the pandemic. Notably, we maintained rigorous

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sanitation processes, ensured COVID-19 safety training, included COVID-19 safety questions in our feedback surveys, and continued health screenings.

Guests and Community

We measure our success not only in terms of financial performance, but also in terms of the Guest experience we provide. We put our Guests first, driving a customer-centric culture. We endeavor to provide safe and high-quality products to our Guests. Food safety, including the prevention of foodborne illnesses, is a top priority for all Team Members, Franchise Owners, and Vendor Partners. We provide Team Members with ongoing food safety training and continuously work with, review, and address any concerns with regard to food safety protocols. In addition to our internal quality control measures, the Ruth’s Chris Steak House restaurants also employ an independent third-party food safety firm to ensure proper training, food safety and the achievement of the highest standards for cleanliness throughout our restaurants.

Ruth’s Chris also supports the communities where our Guests and Team Members live and work. We are proud to give back to our local communities. Throughout 2021, the Company continued to engage with the communities in which we live and work through charitable donations, food donations, and partnerships to raise awareness of the work that our charitable partners are doing in our collective communities. For example, as part of our new restaurant openings in 2021, we partnered with local food banks and other organizations providing food and services to community members facing food insecurity. During our new restaurant pre-opening events, in addition to Company donations, we invited our Guests to support our charitable partners through monetary donations. The Company donated over $30,000 to local food banks as part of this program.

We also measure success in our ongoing efforts to reduce inequalities through quality education, addressing food insecurities, good health and well-being, and empowering individuals in low to moderate income communities. Our Team Members are encouraged to volunteer in their community. We are proud to be able to support many events and organizations such as youth sports, education programs, and community development organizations.

Environmental Responsibility

The Company is committed to responsible ESG practices that include climate change resilience, conservation of natural resources, pollution prevention, and reduction of waste. We are committed to creating environmental awareness among our stakeholders – encouraging them to reduce their carbon footprint, manage waste properly, and recycle.

We believe our Guests care about how their food is sourced and so do we. Animal welfare remains an important part of our sourcing strategy, and therefore, the Company has rigorous commitments to ensure the health, safety, and well-being of animals in the supply chain, including enhanced animal welfare policies. We recognize that our stockholders and stakeholders want to know what we are already doing to “do good.” Some specific initiatives that seek to reduce our environmental footprint and impact include:

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•	We require animal welfare/humane treatment certification from our meat and poultry suppliers
•	For our seafood suppliers, we require a letter certifying material sourcing and manufacturing is in compliance with labor laws and best practices

Our commitment to environmental management includes measures to reduce the waste we send to landfills, cultivating a more sustainable supply chain, and reducing our environmental footprint. We are continuously researching and designing innovative ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion detector lighting, renewable energy sources, and high-efficiency HVAC units. We currently use packaging for our takeout orders that is reusable and/or recyclable. In addition to our above principles of advancing a circular economy, in 2021, we continued to employ recycling bins for aluminum, plastic, and paper, as well as automatic sensors on key equipment and control systems. Additionally, we:

•	Adopted a green initiative for all new construction and building operations at our restaurants
•	Implemented a program that allows our restaurants to safely shut off costly “dipper wells” without compromising food safety standards
•	Starting in Q2 of 2022, all new restaurants will open with water-conserving electronic dipper wells that will eliminate the need for a continuous flow of water

The Company is continuously researching and designing innovative ways to boost efficiency or mitigate environmental impacts, such as successfully transitioning away from some types of plastics and styrofoam. We believe that our focus on innovation, with the objective of reducing costs and improving the ecological impacts of our operations, provides a strategic benefit.

Governance

At Ruth’s Chris, we govern with the utmost integrity on all our business practices. We have a long history of excellence in corporate governance and compliance practices, including an emphasis on accountability and authenticity in line with our values. Key ESG governance priorities include:

•	Board oversight of ESG matters, and discussions of ESG-related priorities and plans at regularly-scheduled Board meetings
•	Integrating ESG matters into overall governance structure and enterprise risk management
•	Advancing cybersecurity and risk management frameworks
•	Proactively engaging stakeholders
•	Developing cohesive communications while providing advanced, peer-comparable disclosures utilizing the SASB framework

Our strong ESG governance is reflected in many of our policies and practices, including our Corporate Governance Guidelines, Codes of Conduct & Business Ethics, and our Insider Trading Policy. Our Board and its committees help set the tone for our Company and meet regularly to review policies, current regulations and industry best practices.

Our accounting, financial, and IT reporting functions are subject to rigorous controls, and our Board actively oversees our enterprise risk management practices. Our risk management teams ensure compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor and mitigate material risks. These teams maintain disciplined testing programs and provide regular updates to Management. We leverage the latest encryption configurations and technologies on our systems,

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devices, and third-party connections and further review vendor encryption to ensure proper information security safeguards and customer privacy is maintained.

Throughout 2021, our Compensation Committee and its independent consultant took a “deep dive” into the Company’s compensation system. Following this work, the Company introduced an ESG metric beginning in 2022 that ties a portion of the annual Bonus Plan to achieving predetermined ESG performance goals. These ESG performance goals were introduced to continue holding our executive leadership team, and our Home Office Team Members, responsible to make business decisions that allow us to continue our commitment to doing well by doing good.

We routinely engage with our stockholders to better understand their views on ESG matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our website at www.rhgi.com.

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EXECUTIVE COMPENSATION

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
✓ Your Board of Directors recommends a vote FOR the approval of Named Executive Officer compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” of this proxy statement, who we refer to as our “Named Executive Officers.” While this vote, known as a say-on-pay vote, is non-binding, the Company values the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions.

Stockholder Engagement

At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding say-on-pay vote on an annual basis. In light of those results, our Board determined that the Company would continue to hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency of this agenda item will be held at our 2023 annual meeting of stockholders.

At the 2021 annual meeting, over 92% of the votes cast supported the advisory proposal on executive compensation. This level of support for our executive compensation program, following formal stockholder outreach initiatives in 2019 and 2020 to better understand stockholders’ key concerns with our executive compensation program, was encouraging. Following the positive say-on-pay vote in 2020, we continued our stockholder outreach initiative in 2021. Between November and December 2021, we invited certain stockholders to participate in discussions with an outside consultant regarding growth, margin, and valuation considerations, corporate governance, and any other topics of interest. In an effort to receive candid and detailed feedback from stockholders, an outside consultant with extensive experience in stockholder engagement conducted the interviews with stockholders. The consultant advised each of the stockholders with whom they spoke that all feedback would be anonymous and that no quotes or comments would be attributed to any stockholder.

The results of these discussions were presented to management and the Board of Directors in an anonymized fashion.

Feedback obtained from the Company’s outreach efforts informed many of the changes implemented by the Compensation Committee for 2022.

Compensation Program & Design

In considering the Company’s executive compensation programs, we urge you to carefully consider the information included in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis,” which describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the fiscal year ended December 26, 2021.

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The Board believes that the executive compensation as disclosed in the Compensation and Disclosure Analysis, the accompanying tables and other disclosures in this proxy statement is consistent with our pay-for-performance compensation philosophy and aligns with the pay practices of our executive compensation peer group. Further, the Board believes that the Company’s commitment to linking compensation and the achievement of our near- and long-term business goals has helped drive our performance over time, without encouraging excessive risk-taking by management.

For the reasons described above, as discussed more fully in the Compensation and Disclosure Analysis, the Board of Directors recommends that stockholders vote to approve the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

Effect of Proposal

As an advisory vote, this proposal is not binding; however, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Executive Officers

Our executive officers are:

Name	Age	Position

Cheryl J. Henry	48	President and Chief Executive Officer

Kristy Chipman	50	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Susan L. Mirdamadi	59	Executive Vice President and Chief Administrative Officer

Marcy N. Lynch	53	Senior Vice President, General Counsel, and Corporate Secretary

David E. Hyatt	59	Senior Vice President and Chief People Officer

For information with respect to Cheryl J. Henry, please see the information about the members of our Board of Directors on page 13.

Ms. Chipman has served as Executive Vice President and Chief Financial Officer since November 2020 and as Chief Operating Officer since January 2022. From September 2019 through November 2020, Ms. Chipman served as Chief Financial Officer for Orangetheory Fitness, where she led the modernization of the finance and accounting team of the high-growth global fitness franchise with over 1,300 studios located throughout the U.S. and internationally. From August 2016 until August 2019, Ms. Chipman was a Vice President at Domino’s Pizza, Inc., where, among other roles, she led the international finance, information technology finance and treasury teams, along with developing a finance transformation strategy. Prior to Domino’s, she held various finance leadership positions at McDonald’s Corporation from 1994 until 2016, most recently as a Senior Finance Director, Corporate Controller Group. During her tenure, she was responsible for developing plan targets for income, capital and G&A, and providing analysis to top management on business strategies.

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Ms. Mirdamadi has served as our Executive Vice President and Chief Administrative Officer since October 2018. Prior to that, she was Senior Vice President and Chief Services Officer from June 2017 until October 2018. She joined Ruth’s Hospitality Group in June 2012 as Chief Information Officer. Prior to that, she held various Operations and IT leadership positions at Denny’s Corporation (Nasdaq: DENN) from 2000 until 2012, including Vice President, Operations Services and Chief Information Officer.

Ms. Lynch has served as Senior Vice President, General Counsel and Corporate Secretary since December 2020 and was Interim General Counsel from September 2020 until December 2020. Prior to that, she was at Boies Schiller Flexner LLP for 23 years, from 1997 until 2020, where she served as a litigator and strategic advisor to prominent clients on a wide range of issues related to antitrust, employment law, securities law, and general commercial litigation. From 1995 to 1997, she was an Associate at Hertz, Schram & Saretsky P.C. From 1994 until 1995, she was in-house counsel at Prudential Securities Incorporated. From 2015 to 2017, Ms. Lynch also served on the Board of Directors of Friends of the Issaquah Salmon Hatchery, a 501(c) organization dedicated to teaching environmental advocacy and promoting watershed stewardship through education.

Mr. Hyatt has served as Senior Vice President and Chief People Officer since June 2019. Prior to that, he was Managing Director, Colorado Campus at the Center for Creative Leadership from 2016 to 2019. From 2010 until 2016, Mr. Hyatt was President of ON, Inc., a consulting firm focused on leadership development and organizational culture. Mr. Hyatt also held various positions from 1998 to 2010, including as President at Corvirtus, an HR consultancy focused on hiring, development and retention through assessments, performance development tools and Team Member experience surveys. From 1994 to 1998, he was in consulting roles with National Computer Systems and from 1990 to 1994 he was an Assistant Professor at the University of Wisconsin, Oshkosh.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Robin P. Selati, Chairman

Mary L. Baglivo

Carla R. Cooper

Marie L. Perry

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Compensation Discussion & Analysis

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. This discussion addresses the compensation program in place for fiscal 2021 for our Named Executive Officers, including our Chief Executive Officer, our Chief Financial Officer, and our other Named Executive Officers.

For 2021, our Named Executive Officers were:

●	Cheryl J. Henry, our President & Chief Executive Officer;
●	Kristy Chipman, our Executive Vice President, Chief Financial Officer, and Chief Operating Officer;
●	Susan L. Mirdamadi, our Executive Vice President and Chief Administrative Officer;
●	Marcy Norwood Lynch, our Senior Vice President, General Counsel, and Corporate Secretary; and
●	David E. Hyatt, our Senior Vice President and Chief People Officer.

Executive Overview

Highlights of 2021

Fiscal 2021 proved to be another challenging year for all our Team Members. The Board and management team focused on responding appropriately to impacts of the ongoing COVID-19 pandemic on our business, Team Members and Guests, while maintaining our philosophy of pay-for-performance in the midst of significant and unprecedented challenges.

•  Comparable restaurant sales for Company-owned restaurants increased by 58.6% as compared to 2020

•  Operating income in 2021 was $49.7 million, compared to a loss of $28.5 million in 2020

•  Share price rose to $20.26 by the 2021 fiscal year end, after a low of $2.32 in March 2020 and a share price at the close of fiscal year 2020 of $17.21

•  Opened two new Company-owned restaurants in 2021 in Short Hills, NJ and Lake Grove, NY

•  Opened two new franchisee-owned restaurants in 2021 in Manila, Philippines and Changsha, China

•  All Company-owned restaurants fully opened without capacity restrictions at end of fiscal 2021

•  New restaurant leases signed in 2021 for new restaurant openings in 2022 and 2023

•  Investment in and early implementation of a data and digital strategy designed to increase traffic, sales and Guest satisfaction and retention

•  Credit Agreement amended and increased; October 2021 amendment removed prohibitions specific to capital expenditures that had been in place throughout the pandemic

•  Continued prioritization of Team Member and Guest safety by instituting Team Member wellness screenings for all shifts, provisioning masks for all staff, implementing mask protocols and sanitation stations throughout restaurants, conducting enhanced cleaning, food safety standards and health and safety training, reconfiguring floor plans for improved distancing, and developing new booking strategies to meet capacity regulations

•  Continuation of a system-wide online ordering platform to enhance our established Ruth’s Anywhere program

•  Curtailed operations of restaurants in early 2021 and again in mid-to-late 2021 due to the effects of the Delta and Omicron variants

•  Implementation of state and local capacity restrictions and mask- and vaccine-related requirements for Team members, Guests, or both

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•  Follow best-practices that promote good governance and serve the interests of stockholders, including policies on anti-pledging, anti-hedging, insider trading, stock ownership guidelines, no option repricing or gross-ups, and practices such as maximum caps on our short- and long-term incentive plans, 2-5 year vesting periods and no guaranteed base salary increases

•  Stockholders vote on say-on-pay on an annual basis, with a proven track record of investor support of executive compensation plans

•  Pay programs are designed to substantially tie our executives’ compensation with our key business objectives and our stockholder returns while motivating and retaining executives critical to our future success and long-term performance

•  Provide incentive opportunities to our Field Leaders and Home Office Team Members to retain, motivate and create a sense of belonging

•  Significant portion of our executives’ compensation at-risk through equity grants

•  Pay levels are set commensurate with performance to attract and retain high quality executive talent, with our total pay aligning with our peer median for nationwide restaurant companies

•  Compensation Committee engages an independent compensation consultant to advise on internal pay equity for executives, pay-for-performance alignment and external market data, including peer analyses

•  Base salaries reflect each NEO’s role, responsibility, experience, individual performance and market conditions, without automatic or guaranteed increases

•  All Home Office Team Members, including NEOs, received bonus payments at 200% of target because 2021 actual performance far exceeded target performance

•  The Compensation Committee undertook a review of NEO and VP compensation, in consultation with independent compensation consultant FW Cook

•  Management undertook a complete compensation analysis of all Home Office and field positions in 2021, making adjustments where needed, to ensure that our salaries and hourly wages are competitive

•  The Compensation Committee and FW Cook did a “deep dive” assessment of the Company’s incentive compensation program and revised the compensation for 2022 to switch to a competitive three year forward-looking design

•  In order to effectively transition in early 2022 to a forward-looking performance program, the Compensation Committee awarded 2021 Long Term Incentive awards in 2021, which artificially increased 2021 overall compensation by shifting grants to December 2021 instead of February or March 2022

•  Long-term performance-based equity incentives tied to adjusted EBITDA and adjusted EPS were not awarded to our NEOs in 2021 for fiscal 2020 as a result of our financial performance during the COVID-19 pandemic

•  The Company was resilient and adapted to the changing business environment as a result of the ongoing COVID-19 pandemic to protect long-term stockholder value

•  Due to the management team’s outstanding execution of strategy, RUTH stock is trading above pre-pandemic levels

•  The Company exceeded the financial targets established for 2021

•  Our 2021 incentive payouts were aligned with Company performance and emphasized incentives to achieve our strategic goals over the long-term

•  We committed to pay programs that motivate and retain a high-quality management team to keep intact the current leadership team to focus on the Company’s strategy execution and navigate through the challenging COVID-19 conditions to continue to deliver stockholder value

•  In addition to exceeding financial goals for 2021, the Company met the non-financial goals that the Compensation Committee established in Q1 2021

•  Despite the ongoing effects of the COVID-19 pandemic throughout 2021, including headwinds such as shutdowns, capacity restrictions, mask and vaccine mandates, supply chain issues, and labor shortages, the Company’s performance in 2021 demonstrated the strength of its underlying business and commitment to the total return strategy

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Compensation Objectives and Program Structure

The overall philosophy of our compensation programs is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings and performance as compared to our annual operating plan and industry competitors, the achievement of longer-term strategic goals and objectives and specific individual performance. Accordingly, our executive compensation program has been designed to achieve the following objectives:

▪	reinforce a results-oriented management culture with total executive compensation that varies according to performance;
▪	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;
▪	align the interests of our executives and stockholders; and
▪	provide executive compensation packages that attract, retain and motivate individuals of the highest qualifications, experience and ability.

Our executive compensation program is generally designed to be similar to the programs that are offered at nationwide restaurant companies comparable to us. We attempt to set our target total compensation opportunities generally consistent with the median level because of the desire to attract and retain top-level executives in the market in which we operate and compete for talent and because we believe that compensation should only exceed the market median when performance exceeds our targets. We believe that this benchmarking process is an important part of our Compensation Committee’s decision-making process.

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Compensation Elements

The components of our 2021 compensation program include:

Short-Term Compensation		Long-Term Compensation	Total Indirect Compensation
Base Salary	Performance-Based Cash Bonuses	Long-Term Incentive Awards	Other Compensation and Benefits
Fixed cash component	Cash bonus based on adjusted EBITDA (weighted 75%) and on strategic non-financial objectives (weighted 25%) Metrics: personal goals, adjusted EBITDA, and achievement of non-financial metrics

Annual Performance-based (50% of total LTI award) restricted stock awards based on achievement of prior year adjusted EBITDA and adjusted EPS and Long-term tenure-based restricted stock (50% of total LTI award) vesting over multiple years

Metrics:

tenure/retention requirements, prior year adjusted EBITDA and adjusted EPS

Modest perquisites and benefits, including automobile allowances, medical benefit plans, life and accidental death and dismemberment insurance, long-term disability plans, 401(k) matching, non-qualified deferred compensation plan (Team Member contributions only), and additional benefits payable upon a change in control

The total compensation program for the Named Executive Officers includes base salary, performance-based cash incentive compensation under our Bonus Plan, long-term equity incentive compensation benefits, and modest perquisites.

Our Compensation Committee is focused on providing a total compensation package that is performance-based, and utilizes short- and long-term incentives. We allocate a substantial portion of the total annual compensation paid to the Named Executive Officers to variable compensation, including bonus opportunities and equity incentive awards. We believe that equity incentive awards are an important part of the compensation package because they incent the management team to think of the business from a long-term perspective similar to that of an owner.

Incentive Compensation Metrics

To align compensation with our business strategy of creating value for our stockholders, we historically have used adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, adjusted for store closures and the impact of unbudgeted mid-year executive compensation changes) and adjusted EPS (earnings per diluted share, excluding the impact of store closures, non-recurring tax items and the impact of unbudgeted mid-year executive compensation changes) as the metrics for our long-term incentive awards and adjusted EBITDA for our performance-based annual cash bonuses. We believe that adjusted EBITDA tends to provide a true measure of

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profitability by aligning incentives with stockholder value and that adjusted EPS tends to represent sustained value for stockholders. Some of the key drivers that affect adjusted EBITDA and adjusted EPS are as follows:

Adjusted EBITDA	Adjusted EPS
▪ Revenues ¡ Restaurant Sales ¡ Franchise Income ¡ Other ▪ Operating costs and expenses	▪ Revenues ¡ Restaurant Sales ¡ Franchise Income ¡ Other ▪ Operating costs and expenses ▪ Interest, tax, depreciation and amortization expense ▪ Management of shares outstanding

Provided that the minimum pre-determined adjusted EBITDA and adjusted EPS levels are achieved for the year, then we also evaluate individual contributions and accomplishments for determining incentive compensation. This may include (depending on the executive) same store sales, entrée count, traffic, development of additional operating units, addition of operating weeks, increase in check average, completion of acquisitions or transactions, settlement of litigation, risk management, brand protection initiatives, and management of third-party vendor costs.

Process for Setting Compensation

Our Compensation Committee sets the pay range and specific components of the total compensation package for each of our Named Executive Officers. In establishing the compensation for the Named Executive Officers, the Compensation Committee consults with its independent compensation consultant and also considers the recommendation of the Chief Executive Officer, with the exception of her own compensation, which is determined solely by the Compensation Committee with advice from its independent consultant. Any salary increase or other adjustment is approved by our Compensation Committee.

Our Compensation Committee considers Company performance, both operational and financial, in determining compensation. In connection with its compensation review, our Compensation Committee engaged FW Cook to evaluate the Company’s compensation structure and to provide suggestions for improvement for fiscal 2022 and beyond. The Compensation Committee also engaged Willis Towers Watson in 2020 and 2021 to review and evaluate our compensation objectives for fiscal 2021.

The Compensation Committee also engaged FW Cook to update the Company’s executive compensation peer group in 2021. The Compensation Committee considers the peer group data when benchmarking executive compensation but also takes into consideration that the Company is an industry leader in fine dining. Although our revenues and market capitalization are in line with many peers, our margins, return on invested capital and sales growth differentiate us from most of our peers. The Compensation Committee exercises its independent judgment to account for differences between the Company and the peer group in terms of ownership structure, dining industry segment, size and complexity of operations, sourcing pool for executive talent and other differentiators. The peer group includes:

▪ BJ’s Restaurants, Inc.	▪ Cracker Barrel Old Country Store, Inc.	▪ Jack In The Box, Inc.
▪ Bloomin’ Brands, Inc.	▪ Dave & Buster’s Entertainment, Inc.	▪ Noodles & Co.
▪ Brinker International, Inc.	▪ Denny’s Corporation	▪ Potbelly Corporation
▪ Cheesecake Factory Incorporated	▪ Dine Brands Global Inc.	▪ Shake Shack Inc.
▪ Chuy’s Holdings, Inc.	▪ El Pollo Loco Holdings, Inc.

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The peer group has been updated from our 2020 peer group to add Dine Brands Global Inc. and Noodles & Co., and to remove Fiesta Restaurant Group, Inc., Red Robin Gourmet Burgers, Inc., and Texas Roadhouse, Inc.

FW Cook continues to serve as an independent compensation consultant to our Compensation Committee. Our Compensation Committee has assessed the independence of both FW Cook and Willis Towers Watson and has concluded that no conflict of interest has existed during its engagement that would prevent either FW Cook or Willis Towers Watson from serving as independent compensation consultants to our Compensation Committee. Our Compensation Committee considers the following factors in determining that its compensation consultant(s) is independent: SEC rules regarding compensation consultant independence, including the amount of fees paid by us as a percentage of the consulting firm’s total revenue, conflict of interest policies of the consulting firm, and business or personal relationships between the consulting firm and the members of our Compensation Committee or our executive officers.

2021 Compensation Considerations

In approving compensation decisions with respect to 2021, our Compensation Committee considered a variety of factors, including the Company’s operational and financial performance, as discussed at the beginning of this Compensation Discussion and Analysis.

In fiscal 2021, our performance goals for the Bonus Plan were based on adjusted EBITDA targets and performance versus the prior year’s adjusted EBITDA, as well as certain non-financial targets that measured the Company’s achievement with regard to non-financial milestones it put in place at the beginning of 2021. As discussed throughout this proxy statement, beginning in 2022, we will be using other performance goals that include both financial and non-financial measures of success. In setting our 2021 targets, as a result of the uncertainty and unpredictability caused by the continuing effects of the COVID-19 pandemic, at the beginning of 2021, the Compensation Committee elected to base Q1 2021 bonus calculations on objective non-financial metrics, and deferred establishing financial-based metrics (targeted adjusted EBITDA) for 2021 bonus calculations until the Company had a better sense of the impacts of the continuing pandemic on anticipated 2021 Company performance. Had the Company established its 2021 performance targets in Q1 2021, those targets would have been considerably lower than the targets actually established beginning in Q2 2021. By setting non-financial performance metrics for Q1 2021, it allowed the Company to focus on achieving its short-term goals, such as liquidity management, restructuring of leases, and adaptation to the operating environment, while weathering the continuing effects of the pandemic. By Q2 2021, as the United States began the widespread distribution of COVID-19 vaccines and we were able to operate our restaurants throughout most of the country, we were able to establish financial-based performance goals for Q2 through Q4 of 2021. Such performance goals were based on the financial performance of the Company during the applicable fiscal period as measured against the prior year’s adjusted EBITDA and our Board’s previously approved plan with targeted adjusted EBITDA, adjusted for changes in accounting policies, non-recurring extraordinary transactions, or mid-year changes in executive compensation.

Our performance-based long-term incentive awards of restricted stock for fiscal 2021 performance were based on adjusted EBITDA and adjusted EPS. We believe that adjusted EBITDA tends to provide a true measure of profitability by aligning incentives with stockholder value. We believe that adjusted EPS tends to represent sustained value for shareholders. The equity component of executive officers’ compensation, in the form of restricted stock, is designed to reward stock price improvement over the grant-date stock price, which aligns their interests with our shareholders and reinforces our results-oriented management culture for both annual and long-term business results.

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The corporate and individual targets under the Bonus Plan are intended to be challenging, yet achievable for our executive officers. The targets are meant to require substantial efforts by executive officers and their teams toward achieving our strategic goals, but at the same time they are intended to be within reach if such significant efforts are made.

Total direct compensation (cash compensation and equity compensation) mix for fiscal 2021 was allocated as follows for our CEO and our other Named Executive Officers:

Consistent with the executive compensation principles described above, Ms. Henry’s salary and short- and long-term incentive compensation for fiscal 2021 was as follows:

•	Base salary of $750,000;
•	The target bonus opportunity under the Bonus Plan was set at 130% of base salary; the actual 2021 award under the Bonus Plan was $1,950,000 (200% of the target award); and
•

The 2020 annual long-term tenure-based awards were granted in March 2021 in restricted stock awards; there were no performance-based LTI awards made in early 2021 due to below-threshold performance outcomes in fiscal 2020.

•

Additionally, because the Company has changed its long-term incentive structure beginning in 2022, the 2021 annual long-term incentives (tenure-based and performance-based) were granted in December 2021 in restricted stock awards. These December 2021 stock grants were awarded for performance and tenure in fiscal 2021.

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Ms. Henry’s 2021 total direct compensation mix is in line with that of our other Named Executive Officers. This compensation mix is intended to retain her and motivate her to lead the Company to produce long-term, sustained financial growth.

The compensation mix for our other Named Executive Officers for fiscal 2021 is illustrated as follows:

2022 Compensation Planning and Impact

In 2021, the Compensation Committee retained an independent consultant, FW Cook, to take a “deep dive” into the Company’s compensation system, including executive and certain other Home Office Team Member compensation. As a result of FW Cook’s work throughout 2021 and based on input from our stockholders and from the pay-for-performance models and reports from certain of the large proxy advisory services companies, we revised our executive compensation structure for 2022 and beyond. We believe that this overhaul to our executive compensation system will reflect not only the pay-for-performance structure the Company has had in place for many years, but will also take into account a wider range of financial and non-financial metrics, incentivizing not only positive financial performance, but also the achievement of the non-financial goals we put in place at the beginning of each fiscal year.

In 2021 and prior years, the Company’s Long Term Incentive awards to executives were based on the achievement of financial goals for the prior fiscal year. Beginning in 2022, performance-based Long Term Incentive awards will be based on a three-year, forward-looking structure. This new structure will also diversify the financial measures used by the Company so that the Long-Term Incentive awards are based on different metrics than the Bonus Plan. This new structure will allow the Compensation Committee to measure the Company’s success through various factors, as opposed to relying solely on EBITDA and EPS. For the 2022 through 2024 performance period, the performance-based Long Term Incentive awards will be based on achievement of targets for Revenue Less Breakage and EPS. In contrast, the Bonus Plan awards for 2022 will be based on a combination of EBITDA and the achievement of certain non-financial goals. For 2022, those non-financial goals are: (i) reaching various milestones in our data and digital transformation; (ii) achievement of ESG-related milestones; and (iii) opening new restaurants. For each of those non-financial metrics, the Company has established milestones to overachieve, reach target, and underachieve, with varying levels of potential Bonus Plan payments for each of the established milestones.

In preparation for the shift in 2022 to the above compensation structure, the Compensation Committee, in consultation with FW Cook, awarded both tenure- and performance-based Long Term Incentive awards to our

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executives in December 2021. This allowed the Company to begin 2022 afresh with a three-year, forward-looking Long Term Incentive structure that better aligns with modern executive compensation plans used by our peers. In making this transition, however, NEO stock-based compensation for 2021 will appear higher because the 2021 awards include both the equity awards for fiscal 2020 (awarded in March 2021) as well as the equity awards for fiscal 2021 (awarded in December 2021). This one time change to the executive equity grant structure was made to allow a smooth transition to our new grant practices for 2022 and beyond.

What We Heard	How We Responded
Potential redundancy in performance metrics in the annual and Long-Term Incentive plans

In 2021, the Bonus Plan and the Long-term Incentive Plan measured adjusted EBITDA.

Beginning in 2022, the Bonus Plan will continue to measure adjusted EBITDA but the performance shares granted under the long-term performance will measure adjusted EPS and revenue excluding breakage – eliminating the overlap of adjusted EBITDA in both plans.

Questions around how ESG may be incorporated into the incentive program now or in the future	Beginning in 2022, 20% of the Bonus Plan will be allocated to strategic objectives, which includes measurement of progress on our key ESG initiatives.
Preference for a longer performance period under the Long-Term Incentive plan

Fiscal 2021 Long-Term Incentive plan awards were granted based on fiscal 2021 performance (i.e., one-year performance period).

Beginning in 2022, performance shares granted under the Long-Term Incentive plan will measure performance over a three-year period.

Preference for measuring forward-looking performance in the Long-Term Incentive plan

As noted above, fiscal 2021 Long-Term Incentive plan awards were granted based on fiscal 2021 performance on a backward-looking basis.

Beginning in 2022, performance shares granted under the Long-Term Incentive plan will measure earnings and revenue growth over a three-year forward-looking period (fiscal 2022, 2023 and 2024).

In an effort to facilitate this transition from a backward-looking approach to a forward-looking approach, the Compensation Committee approved grants of long-term incentive awards in December 2021 for fiscal 2021 performance. These awards would have otherwise been granted in early 2022, but it was important to conclude the backward-looking program in 2021 and start the new forward-looking program in 2022 to avoid confusion and additional complexity.

As such, the Summary Compensation Table and the Grants of Plan Based Awards Table in this proxy statement reflect the value of three long-term incentive awards for fiscal 2021, with only two reflecting 2021 compensation:

a.  Tenure award granted in March 2021 recognizing fiscal 2020 tenure;

b.  Tenure award granted in December 2021 for fiscal 2021 tenure; and

c.  Performance award granted in December 2021, rewarding 2021 performance outcomes (adjusted EBITDA and EPS).

It is important to note that these grants were not the result of an increase in compensation, but reflect grants for two different historical periods that happen to be reported all in fiscal 2021 as required under SEC disclosure rules.

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Base Salary

Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the base salaries of the executive officers, a number of factors are considered, including the individual’s duties and responsibilities, the individual’s experience, the ability to replace the individual, market data on similar positions with competitive companies, and information derived from our directors’ experience at other companies. We seek to provide base salaries that are competitive with the marketplace and allow us to attract and retain executive talent.

Long-Term Incentive Awards

The Company’s equity programs are designed to encourage creation of long-term value for our stockholders, Team Member retention, and stock ownership. The programs currently consist primarily of annual performance-based restricted stock awards and tenure-based restricted stock awards. Our equity incentive programs are intended to promote a long-term focus on results and to align Team Member and stockholder interests.

Each of the Company’s executive officers and key Team Members may receive an annual equity award under the Company’s equity incentive plan. In 2021 and prior years, half of the potential restricted stock award was based on tenure, and half of the potential restricted stock award was based on prior year performance, and may have a value that is less than or greater than the targeted multiple of base salary, depending on our performance in the prior year. In 2021, the Compensation Committee evaluated our fiscal 2021 performance, and made the annual awards of restricted stock. The tenure-based restricted stock awarded in 2021 will vest in equal annual installments over the three years following the grant date, subject to continued service as a Team Member and certain other conditions. The performance-based restricted stock awarded in 2021 will vest on the second anniversary of the grant date, subject to continued service as a Team Member and certain other conditions.

As discussed above, the Compensation Committee worked throughout fiscal 2021, in consultation with FW Cook, to revise the Company’s executive compensation program to implement a new pay-for-performance model beginning in fiscal 2022. In planning for this new structure for 2022, FW Cook recommended, and the Compensation Committee implemented, issuance of 2021 Long Term Incentive awards in December 2021. This allows the Compensation Committee to start afresh in 2022 for making grants under the revised executive compensation program. The 2021 restricted stock awards were based on actual fiscal 2021 performance. In 2022 and beyond, performance-based Long Term Incentive awards will be awarded on a three-year forward-looking basis, which awards equity in the form of Performance Share Units (“PSUs”) that represent the right to receive, following vesting, shares of the Company’s common stock contingent upon the achievement of pre-established performance metrics, as approved by the Company’s Compensation Committee, over a three-year performance period beginning with the first day of the fiscal year of the grant and ending on the last day of the fiscal year of the second anniversary of the grant.

For awards granted in March 2021 (for fiscal 2020 tenure) and awards granted in December 2021 (for fiscal 2021 performance and tenure), the target values of the restricted stock awards were based on the below multiples of the Named Executive Officers’ respective salaries. The actual amount received is equal to the below salaries multiplied by a multiple for tenure and a performance multiple for adjusted EBITDA and adjusted EPS. If the Company does not achieve adjusted EBITDA or adjusted EPS at or above the level of the prior fiscal year, then only the tenure grant is awarded but no restricted stock is earned for the performance component, which results in total compensation below the median level. If performance exceeds the prior year but does not reach the target level, then the number of shares awarded in respect of performance will be reduced and total compensation will also fall below the applicable market median.

46	Nasdaq: RUTH

			Target Multiple of Base Salary
Name	FY20 Salary	FY21 Salary	Tenure Award	Target Performance Award Based on Adjusted EBITDA	Target Performance Award Based on Adjusted EPS
Cheryl J. Henry	$750,000	$750,000	1.000x	0.500x	0.500x
Kristy Chipman	$420,000	$420,000	0.500x	0.250x	0.250x
Susan L. Mirdamadi	$340,000	$340,000	0.500x	0.250x	0.250x
Marcy N. Lynch	$320,000	$320,000	0.400x	0.200x	0.200x
David Hyatt	$285,000	$285,000	0.300x	0.150x	0.150x

Consistent with the above, our Board generally grants annual restricted stock awards to the Named Executive Officers in February or March of each year, taking into account the Compensation Committee’s policy and, with respect to the restricted stock for prior year performance, adjusted EBITDA and adjusted EPS for the prior fiscal year. Through fiscal 2021, when current year performance exceeds prior year performance, the performance multiple is equal to 100% multiplied by a percentage equal to the actual amount of growth over the prior year divided by the target growth amount. When the target is exceeded, the performance multiple is equal to 125% multiplied by a percentage equal to actual performance divided by target performance. To illustrate, if the Company’s actual adjusted EBITDA is 110% of the target amount, then a performance multiple equal to 137.5% (125% multiplied by 110%) is applied to the target multiples stated above to calculate such executive officer’s payout in respect of adjusted EBITDA. The maximum allowed performance multiple is 150% of the target award. This feature of our long-term tenure-based restricted stock awards incentivizes our executive officers to strive to exceed our challenging target performance thresholds.

In March 2021, each of our Named Executive Officers received a tenure-based restricted stock award for fiscal 2020. For fiscal 2020, actual adjusted EBITDA and actual adjusted EPS did not meet the target levels established for 2020 as a result of the effects of the COVID-19 pandemic. As a result, the Compensation Committee determined that it would not award to the Named Executive Officers any performance-based annual restricted stock grants for fiscal 2020 performance. The Committee reached this decision as part of its overall consideration of the impact of the pandemic on stockholders, Team Members, the Named Executive Officers, and pandemic-related compensation decisions.

In December 2021, each of our Named Executive Officers received a tenure-based restricted stock award for fiscal 2021 and a restricted stock award for fiscal 2021 performance. For fiscal 2021, actual adjusted EBITDA and actual adjusted EPS exceeded their respective targets, resulting in the maximum allowable Long Term Incentive award (150% of the target award).

Metric	2020 Actual	2020 Target	2020 Percentage of Target Award Value	2021 Actual	2021 Target	2021 Award Value
Adjusted EBITDA	$9,081,696	$78,314,000	0	$73,277,915	$54,829,000	150%
Adjusted EPS	$(0.38)	$1.531	0	$1.17	$0.740	150%

47

Bonuses

Our performance-based cash incentive awards focus on closely aligning rewards with results. The philosophy of our performance-based annual cash incentive awards is simple: a basic reward for reaching minimum expectations and an upside for reaching the Company’s goals.

Under the Bonus Plan, all of the Team Members in our Winter Park, Florida Home Office, including our Named Executive Officers, were eligible to receive cash bonuses based on Company performance over the course of the 2021 fiscal year. The purpose of the Bonus Plan is to encourage a consistent, high standard of excellence for all Team Members in the Home Office, including the Named Executive Officers. Bonus awards under the Bonus Plan are determined by our Compensation Committee, subject to approval by our Board, and were historically based on the financial performance of the Company during the applicable fiscal period as measured against the prior year’s adjusted EBITDA and our Board’s previously approved plan with targeted adjusted EBITDA, adjusted for changes in accounting policies, non-recurring extraordinary transactions, or mid-year changes in executive compensation. In fiscal 2021, as a result of the uncertainty and unpredictability caused by the continuing effects of the COVID-19 pandemic at the beginning of 2021, the Compensation Committee elected to base Q1 2021 bonus calculations on non-financial metrics, and deferred establishing financial-based metrics (targeted adjusted EBITDA) for 2021 bonus calculations until the Company had a better sense of the impacts of the continuing pandemic on anticipated 2021 Company performance.

At the time we file this proxy statement in mid-2022, we thankfully sit in a different pandemic-related environment than we did at the beginning of 2021. At the beginning of 2021, however, the Company faced continued state- and local-mandated restrictions throughout the country, as well as uncertainty regarding when and if COVID-19 vaccines would be rolled out to the general population. As a result, performance-based projections in early 2021 would have been difficult and potentially would have been set at low levels of performance to account for the continued effects of and uncertainties regarding the pandemic. Rather than create low forecasted expectations for the fiscal year during that uncertain and volatile period, the Compensation Committee and management decided to defer establishing financial targets until the Company could better evaluate the effects of the COVID-19 pandemic for fiscal 2021. Therefore, the Compensation Committee established the following non-financial performance-based goals for Q1 2021: (i) liquidity management; (ii) restructuring of leases; and (iii) adaptation to the environment. In April 2021, the Compensation Committee determined that the Company had exceeded these non-financial performance-based goals for Q1 2021.

In April 2021, when the Company was able to establish financial-based performance goals for Q2 through Q4 of 2021, the Compensation Committee established such performance goals based on the financial performance of the Company during the applicable fiscal period as measured against the prior year’s adjusted EBITDA and our Board’s previously approved plan with targeted adjusted EBITDA, adjusted for changes in accounting policies, non-recurring extraordinary transactions, or mid-year changes in executive compensation.

Our goals for the Bonus Plan in Q2 through Q4 of 2021 were based on adjusted EBITDA, as it tends to provide a true measure of profitability by aligning incentives with stockholder value. Bonuses are payable under the Bonus Plan if adjusted EBITDA during the applicable fiscal period exceeds the prior year’s adjusted EBITDA; if fiscal 2021 EBITDA was less than fiscal 2020 EBITDA, no bonus would have been awarded. For 2021, if the adjusted EBITDA target for Q2 through Q4 was achieved, 75% of target bonus potential would be awarded, in addition to the amount awarded for achievement of the Q1 2021 non-financial performance-based goals. Once the adjusted EBITDA target plus 20% was achieved, 50% of the adjusted EBITDA increase over the target was added to the bonus pool until the maximum funding of the bonus pool was achieved (resulting in the payment of 200% of target bonus potential). If the adjusted EBITDA target was not achieved, but current year adjusted EBITDA exceeded adjusted EBITDA for the prior year, a percentage of the bonus potential would have been awarded equal to 75%

48	Nasdaq: RUTH

multiplied by the percent of target achieved as measured by actual adjusted EBITDA performance divided by target Adjusted EBITDA. Where Q1 performance was achieved and awarded at the maximum amount and adjusted EBITDA equaled or exceeded the adjusted EBITDA target for Q2 through Q4 2021 by more than 20%, the maximum aggregate Bonus Plan pool can be illustrated as follows:

(Base Salary x Target Base Salary %) + 50% * (Adjusted EBITDA – (Target Adjusted EBITDA/0.8))1

The percentage of base salary for each cash bonus is established based on the individual’s level of responsibility. During 2021, the target and maximum cash bonuses were as follows:

Name	Target Base Salary %	Maximum Base Salary %

Cheryl J. Henry	130%	260%

Kristy Chipman	75%	150%

Susan L. Mirdamadi	75%	150%

Marcy N. Lynch	60%	120%

David Hyatt	50%	100%

These percentages are used to calculate the annual bonus amounts and are prorated at a percentage based on the number of weeks worked by the individual in the fiscal year. The actual cash bonuses payable to our executive officers may be less than the calculated cash bonus, depending on the Company’s operational performance, the individual’s performance and certain other factors that may be considered by our Board and our Compensation Committee. There are no minimum cash bonuses established by the Bonus Plan.

The following chart shows fiscal 2021 actual adjusted EBITDA in relation to the target and 100% payout and maximum payout levels, as well as to prior year. For fiscal 2021, actual adjusted EBITDA exceeded the 2021 adjusted EBITDA target. For a further illustration of how adjusted EBITDA relates to target EBITDA, see the second table under “Long-Term Incentive Awards” below.

2020 Actual adjusted EBITDA	2021 Actual adjusted EBITDA (Q2 through Q4)	2021 Target adjusted EBITDA (Q2 through Q4) (75% payout)	2021 adjusted EBITDA level for 100% payout (Q2 through Q4)	2021 adjusted EBITDA level for maximum payout (Q2 through Q4)

$9,081,696	$55,943,841	$30,111,730	$37,639,662	$42,752,329

Cash bonuses were paid under the Bonus Plan for fiscal 2021 in the following amounts, which equal 200% of each officer’s respective target bonus amount. While the Compensation Committee reserves the right to adjust the payout levels for individual performance, if warranted, no adjustments were made for individual performance.

Name	Cash Bonus Amount	% of Base Salary

Cheryl J. Henry	$1,950,000	260%

Kristy Chipman	$630,000	150%

Susan L. Mirdamadi	$510,000	150%

Marcy N. Lynch	$384,000	120%

David Hyatt	$285,000	100%

1 The aggregate bonus pool is funded at 50% until the maximum payout amounts per individual is met.

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Benefits

The Company’s benefits philosophy for executive officers is that benefits should provide Team Members protection from catastrophic events, enable Team Members to plan for their future, and be competitive in order to attract and retain a high-quality workforce. The types of benefits provided to the Named Executive Officers, which are generally the same as those provided to the entire Company, consist of medical benefits plans, life and accidental death and dismemberment insurance plans, long-term disability plans, and 401(k) matching contributions. In addition, the executive officers receive automobile allowances.

The Company maintains a non-qualified deferred compensation plan that is unsecured and allows certain high-level Team Members, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. The Company does not contribute or match contributions to these accounts.

The Company also allows its executive officers to dine in its restaurants as a benefit in order to permit these officers to conduct quality control tests.

Anti-Hedging and Pledging Policy

The Company’s Insider Trading Policy prohibits our Named Executive Officers and other executive officers from hedging or entering into margin transactions. The Insider Trading Policy also prohibits pledging Company securities as collateral for loans or other transactions without advance approval from our Chief Financial Officer or General Counsel. Additional information about our policy can be found in “Director Compensation: Anti-Hedging and Pledging Policy” on page 28.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and to each other officer (other than our Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Pursuant to tax legislation signed into law on December 22, 2017 commonly known as the Tax Cuts and Jobs Act (the “Tax Act”), for taxable years beginning after December 31, 2017, the Section 162(m) deduction limitation is expanded so that it also applies to compensation in excess of $1 million paid to a public company’s chief financial officer. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, the Tax Act eliminated the qualified performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above will not be deductible by us, subject to the transition relief. The Compensation Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements regardless of the tax deductibility of such compensation.

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Severance and Termination Arrangements

Our Named Executive Officers have employment agreements that provide for payments upon a termination of employment by the executive for good reason, by the Company without cause, or upon death or disability as described later in this proxy statement in the section entitled “Employment Agreements.” Likewise, the Bonus Plan provides for partial payment of bonus amounts to our Named Executive Officers upon death, disability or change in control based on the bonus amount earned prior to such triggering event. The Company believes that these agreements and plans effectively create incentives for its executives to build stockholder value without the fear of losing employment for situations other than for cause. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements.

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation earned in 2019, 2020, and 2021 by our Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)
Cheryl J. Henry	2021	$750,000			$2,625,007	*	$1,950,000	$12,810	$5,337,817
President and	2020	$750,000			$1,096,972		$633,750	$62,147	$2,542,869
Chief Executive Officer	2019	$691,154			$1,514,711		$447,974	$179,389	$2,833,228
Kristy Chipman	2021	$420,000			$541,149	*	$630,000	$15,033	$1,606,182
EVP, CFO and COO	2020	$32,308	$50,000	(4)	$841,989		$204,750	$831	$1,129,878
Susan L. Mirdamadi	2021	$340,000			$594,986	*	$510,000	$9,896	$1,454,883
EVP and Chief	2020	$340,000			$248,652		$ 165,750	$23,164	$777,566
Administrative Officer	2019	$340,000			$746,247		$117,162	$56,657	$1,260,067
Marcy N. Lynch	2021	$320,000			$361,863	*	$384,000	$11,430	$1,077,294
SVP and General Counsel	2020	$18,462			$319,997		$124,800	$9,116	$472,374
David Hyatt	2021	$285,000			$299,243	*	$285,000	$9,613	$878,856
SVP and Chief People Officer	2020	$266,053			$91,422		$92,625	$13,682	$463,782

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*

The 2021 stock awards to the NEOs are comprised of restricted stock granted in March 2021 as tenure-based awards for fiscal 2020 and restricted stock granted in December 2021 as tenure-based awards for fiscal 2021 and performance-based awards for fiscal 2021 performance.

(1)

Represents the grant date fair value of restricted stock, computed in accordance with ASC Topic 718 (formerly FAS 123R). For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Notes 2(q) and 14 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal years 2021, 2020 and 2019. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. Amounts for each fiscal year includes the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock granted as tenure-based awards in such fiscal year and restricted stock granted in such fiscal year for the prior year’s performance. Amounts for each fiscal year also includes the aggregate grant date fair value computed in accordance with ASC Topic 718 of grants made during such year, including the grants of restricted stock and performance-based market stock units (“MSUs”) to Ms. Chipman and Ms. Lynch in November and December 2020, respectively, in connection with their commencement of employment with the Company. The amounts for the MSUs granted to Ms. Chipman and Ms. Lynch in 2020 reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of those MSU awards would have been: $532,914 for Ms. Chipman and $202,566 for Ms. Lynch. The actual number of MSUs that may be earned for Ms. Chipman range from 0 shares to 34,227 based on the average of the closing price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant (referred to as Starting Average Closing Price) as compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on November 30, 2023 (referred to as Ending Average Closing Price). The actual number of MSUs that may be earned for Ms. Lynch range from 0 shares to 12,435 based on the average of the closing price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant (referred to as Starting Average Closing Price) as compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on December 7, 2023 (referred to as Ending Average Closing Price).

(2)	The amounts in this column represent amounts earned under the Company’s Bonus Plan, which are described under “Compensation Discussion and Analysis—Bonuses.”
(3)

The amounts in the “All Other Compensation” column for fiscal 2021 consist of dividends on unvested restricted stock, automobile allowances, group life insurance premium reimbursements, 401(k) matching contributions, and COBRA reimbursements as follows:

Named Executive Officer	Dividends on Unvested Restricted Stock	Automobile Allowance	Group Life Insurance Premium Reimbursements	401(k) Matching Contributions	COBRA Reimbursement

Cheryl J. Henry	–	$12,000	$810	–	–

Kristy Chipman	–	$10,800	$943	–	$3,291

Susan L. Mirdamadi	–	$8,400	$1,496	–	–

Marcy N. Lynch	–	$10,800	$630	–	–

David Hyatt	–	$8,400	$1,213	–	–

(4)	Reflects a one-time sign-on bonus.

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Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards made to each of the Named Executive Officers during fiscal 2021:

		Estimated Possible Payout Under Non-Equity Incentive Plan Awards (1)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Cheryl J. Henry			$975,000	$1,950,000

Tenure Grant (2)	3/1/2021				32,737	$750,005

Performance Grant (3)	12/23/2021				55,528	$1,124,997

Tenure Grant (4)	12/23/2021				37,019	$750,005

Kristy Chipman			$315,000	$630,000

Tenure Grant (2)	3/1/2021				705	$16,152

Performance Grant (3)	12/23/2021				15,548	$315,002

Tenure Grant (4)	12/23/2021				10,365	$209,995

Susan L. Mirdamadi			$255,000	$510,000

Tenure Grant (2)	3/1/2021				7,420	$169,992

Performance Grant (3)	12/23/2021				12,586	$254,992

Tenure Grant (4)	12/23/2021				8,391	$170,002

Marcy N. Lynch			$192,000	$384,000

Tenure Grant (2)	3/1/2021				1,827	$41,857

Performance Grant (3)	12/23/2021				9,477	$192,004

Tenure Grant (4)	12/23/2021				6,318	$128,003

David Hyatt			$142,500	$285,000

Tenure Grant (2)	3/1/2021				3,732	$85,500

Performance Grant (3)	12/23/2021				6,330	$128,246

Tenure Grant (4)	12/23/2021				4,220	$85,497

(1)

Represents possible payouts for 2021 under the Company’s non-equity incentive plans, which we refer to as the Bonus Plan as described under “Compensation Discussion and Analysis—Bonuses.” The possible payouts for 2021 are based on fiscal 2021 performance, and the amount earned is reflected in the Summary Compensation Table above as “Non-Equity Incentive Plan Compensation” for 2021.

(2)	Represents shares of restricted stock granted as a tenure-based award for fiscal 2020. These shares will vest pro-rata over three years from the date of grant.
(3)	Represents shares of restricted stock granted as a performance-based award for fiscal 2021 performance. These shares will cliff vest after two years from the date of grant.
(4)

Represents shares of restricted stock granted as a tenure-based award for fiscal 2021. These shares will vest ratably over three years (40% in the first year, 40% in the second year, and 20% in the third year) from the date of grant.

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Outstanding Equity Awards Table

The following table summarizes the outstanding equity awards held by our Named Executive Officers as of the end of fiscal 2021:

	Stock Awards (1)

Name	Number of Shares of Stock that have not Vested (#)(3)	Market Value of Shares of Stock that have not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Cheryl J. Henry	26,704	$541,023
	26,137	$529,536
	32,737	$663,252
	55,528	$1,124,997
	83,334	$1,688,347
	37,019	$750,005
Total:	261,459	$5,297,159
Kristy Chipman			22,818	$462,293
	27,039	$547,810
	705	$14,283
	15,548	$315,002
	10,365	$209,995
Total:	53,657	$1,087,091	22,818	$462,293
Susan L. Mirdamadi	5,002	$101,341
	7,500	$151,950
	5,925	$120,041
	7,420	$150,329
	12,586	$254,992
	8,391	$170,002
	6,352	$128,692
Total:	53,176	$1,077,346
Marcy N. Lynch			8,290	$167,955
	9,822	$198,994
	1,827	$37,015
	9,477	$192,004
	6,318	$128,003
Total:	27,444	$556,015	8,290	$167,955
David Hyatt	1,512	$30,633
	3,334	$67,547
	2,179	$44,147
	3,732	$75,610
	6,330	$128,246
	4,220	$85,497
Total:	21,307	$431,680

54	Nasdaq: RUTH

(1)	The market value is based on the Company’s closing stock price on December 23, 2021, of $20.26.
(2)

Amounts in this column represent MSUs granted under the 2018 Omnibus Incentive Plan, and the number of MSUs reflected in the table is the target amount; the maximum number of MSUs subject to the award is 34,227 for Ms. Chipman and 12,435 for Ms. Lynch. The actual number of MSUs that may be earned upon vesting will be based on the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the third anniversary of the grant date. The earned amounts vest 50% on November 30, 2023 and December 7, 2023 for Ms. Chipman and Ms. Lynch, respectively, and 50% on November 30, 2024 and December 7, 2024 for Ms. Chipman and Ms. Lynch, respectively.

(3)

Amounts in this column represent shares of restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan or the 2018 Omnibus Incentive Plan. The vesting dates of outstanding unvested restricted stock grants as of December 26, 2021 are as follows:

Name	Grant Date	Equity Plan Date	Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2022	Number of Shares Vesting and Vesting Date in 2023	Number of Shares Vesting and Vesting Date in 2024 and Later
Cheryl J. Henry	8/10/2018	2018	83,334	41,666 on 8/10/2022	41,668 on 8/10/2023
	2/25/2019	2018	8,566	8,566 on 3/13/2022
	2/28/2020	2018	26,137	13,068 on 3/13/2022	13,069 on 3/13/2023
	2/28/2020	2018	18,138	18,138 on 3/13/2022
	3/1/2021	2018	32,737	10,912 on 3/13/2022	10,912 on 3/13/2023	10,913 on 3/13/2024
	12/23/2021	2018	55,528		55,528 on 12/23/2023
	12/23/2021	2018	37,019	12,339 on 12/23/2022	12,340 on 12/23/2023	12,340 on 12/23/2024
Kristy Chipman	11/30/2020	2018	27,039		13,519 on 11/30/2023	13,520 on 11/30/2024
	3/1/2021	2018	705	235 on 3/13/2022	235 on 3/13/2023	235 on 3/13/2024
	12/23/2021	2018	15,548		15,548 on 12/23/2023
	12/23/2021	2018	10,365	3,455 on 12/23/2022	3,455 on 12/23/2023	3,455 on 12/23/2024
Susan L. Mirdamadi	4/25/2017	2005	7,500	3,750 on 4/25/2022	3,750 on 4/25/2023
	2/5/2019	2018	5,002	5,002 on 2/5/2022
	2/25/2019	2018	2,241	2,241 on 3/13/2022
	2/28/2020	2018	4,111	4,111 on 3/13/2022
	2/28/2020	2018	5,925	2,962 on 3/13/2022	2,963 on 3/13/2023
	3/1/2021	2018	7,420	2,473 on 3/13/2022	2,473 on 3/13/2023	2,474 on 3/13/2024
	12/23/2021	2018	12,586		12,586 on 12/23/2023
	12/23/2021	2018	8,391	2,797 on 12/23/2022	2,797 on 12/23/2023	2,797 on 12/23/2024
Marcy N. Lynch	12/7/2020	2018	9,822		4,145 on 12/7/2023	4,145 on 12/7/2024
	3/1/2021	2018	1,827	609 on 3/13/2022	609 on 3/13/2023	609 on 3/13/2024
	12/23/2021	2018	9,477		9,477 on 12/23/2023
	12/23/2021	2018	6,318	2,106 on 12/23/2022	2,106 on 12/23/2023	2,106 on 12/23/2024
David Hyatt	6/3/2019	2018	3,334	3,334 on 6/3/2022
	2/28/2020	2018	1,512	1,512 on 3/13/2022
	2/28/2020	2018	2,179	1,088 on 3/13/2022	1,091 on 3/13/2023
	3/1/2021	2018	3,732	1,244 on 3/13/2022	1,244 on 3/13/2023	1,244 on 3/13/2024
	12/23/2021	2018	6,330		6,330 on 12/23/2023
	12/23/2021	2018	4,220	1,406 on 12/23/2022	1,407 on 12/23/2023	1,407 on 12/23/2024

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Option Exercises and Stock Vested Table

The following table summarizes the restricted stock held by our Named Executive Officers that vested during 2021:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Cheryl J. Henry	132,867	$2,337,005
Kristy Chipman	—	—
Susan L. Mirdamadi	37,410	$819,898
Marcy N. Lynch	—	—
David Hyatt	4,421	$104,748

(1)

The amount has been computed based on the closing price of our common stock on the vesting date. The value realized reflects the gross income to each listed Named Executive Officer and does not deduct the value of shares that were withheld to cover tax obligations.

Non-Qualified Deferred Compensation Table

We maintain a Non-Qualified Deferred Compensation plan that is unsecured and allows certain high-level Team Members, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. None of our Named Executive Officers participated in this plan in 2021.

Pension Benefits

We do not maintain any additional executive retirement programs such as executive pension plans or other executive retirement benefits.

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Employment Agreements or Arrangements

Cheryl Henry. Effective August 2018, we entered into a new employment agreement with Ms. Henry under which Ms. Henry agreed to serve as our President and Chief Executive Officer and a member of our Board. Ms. Henry’s base salary was set at $650,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from August 10, 2018, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Henry’s employment is terminated by us without “cause,” or by Ms. Henry for “good reason” (as those terms are defined below) during the employment term, Ms. Henry will be entitled to continue to receive her base salary for 24 months after the date of such termination and 12 monthly payments in the aggregate equal to her prior year bonus compensation and prorated share of earned but not paid bonus for current year. Ms. Henry would also receive 24 months of continued health, welfare and retirement benefits, 24 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her options and restricted stock for 24 months following such termination. In the event Ms. Henry’s employment is terminated without cause and there had been a change in the composition of more than a majority of the Board within the two-year period from August 10, 2018, Ms. Henry would also have been entitled to an additional payment of 50% of her then-current annual base salary as of the date of such termination. In the event the Company is sold at any time during the term of employment, all of Ms. Henry’s equity awards will immediately vest. Ms. Henry has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

Kristy Chipman. In November 2020, we entered into an employment agreement with Ms. Chipman under which she agreed to serve as our Executive Vice President and Chief Financial Officer. Ms. Chipman’s base salary was set at $420,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from November 30, 2020, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Chipman’s employment is terminated by us without “cause,” or by Ms. Chipman for “good reason” (as those terms are defined below) during the employment term, Ms. Chipman will be entitled to continue to receive her base salary for 12 months after the date of such termination and a lump sum payment equal to 50% of her prior year bonus compensation. Ms. Chipman would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her equity awards in accordance with the applicable award agreement. Ms. Chipman has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

Susan L. Mirdamadi. In October 2018, we entered into an employment agreement with Ms. Mirdamadi under which she agreed to serve as our Executive Vice President and Chief Administrative Officer. Ms. Mirdamadi’s base salary was set at $340,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from October 24, 2018, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Mirdamadi’s employment is terminated by us without “cause,” or by Ms. Mirdamadi for “good reason” (as those terms are defined below) during the employment term, Ms. Mirdamadi will be entitled to continue to receive her base salary for 12 months after the date of such termination and 12 monthly payments in the aggregate equal to 50% of her prior year bonus compensation. Ms. Mirdamadi would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses and continued vesting rights for her options and restricted stock for 12 months following such termination. In the event the Company is sold at any time during the term of employment, all of Ms. Mirdamadi’s equity awards will immediately vest. Ms. Mirdamadi has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

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Marcy N. Lynch. In March 2021, we entered into an employment agreement with Ms. Lynch under which she agreed to serve as our Senior Vice President, General Counsel, and Corporate Secretary. Ms. Lynch’s base salary was set at $320,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from March 1, 2021, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Lynch’s employment is terminated by us without “cause,” or by Ms. Lynch for “good reason” (as those terms are defined below) during the employment term, Ms. Lynch will be entitled to continue to receive her base salary for 12 months after the date of such termination and a lump sum payment equal to 50% of her prior year bonus compensation. Ms. Lynch would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her equity awards in accordance with the applicable award agreement.

David Hyatt. In March 2021, we entered into an employment agreement with Mr. Hyatt under which he agreed to serve as our Senior Vice President, Chief People Officer. Mr. Hyatt’s base salary was set at $285,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from March 1, 2021, with automatic one-year renewals unless otherwise terminated. Pursuant to his employment agreement, if Mr. Hyatt’s employment is terminated by us without “cause,” or by Mr. Hyatt for “good reason” (as those terms are defined below) during the employment term, Mr. Hyatt will be entitled to continue to receive his base salary for 12 months after the date of such termination and a lump sum payment equal to 50% of his prior year bonus compensation. Mr. Hyatt would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for his equity awards in accordance with the applicable award agreement. Mr. Hyatt has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following his termination.

The employment agreements for our executive officers define “cause” as meaning, subject to any applicable cure periods, (i) an officer’s theft, embezzlement, perpetration of fraud, misappropriation of property or attempts at such; (ii) any act of disloyalty, misconduct or moral turpitude by an officer that is injurious to the Company; or (iii) an officer’s willful disregard of a lawful directive given by a superior or our Board of Directors or a violation of the Company’s employment policy.

The employment agreements for our executive officers define “good reason” to mean (i) the assignment by our Board of Directors to an officer of any material duties that are clearly inconsistent with the officer’s status, title and position, (ii) failure by the Company to pay the officer any amounts required under the officer’s employment agreement with which failure continues uncured for a period of 15 days after written notice is given, (iii) a material relocation of the Company requiring the executive to relocate or (iv) upon notice of the Company’s intent not to renew the agreement.

Except as specifically described herein, all options and restricted stock issued under the Company’s equity incentive plans, whether or not then exercisable (as applicable), generally cease vesting when a grantee ceases to be employed by the Company unless otherwise provided in an employment agreement.

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Estimated Cash Payments Upon Termination or Change in Control

The table below shows the estimated cash payments that our Named Executive Officers would receive if their employment were terminated under various circumstances, or in connection with a change in control, based on the terms of the plans and agreements that were in effect as of December 26, 2021.

In the event of the death or disability of a Named Executive Officer, all Named Executive Officers will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. In the case of a grantee’s death or disability, the number of shares of restricted stock for which the restrictions will have lapsed within one year of the grantee’s death or disability will become fully vested. Under Ms. Chipman’s and Ms. Lynch’s 2020 grant agreements, however, any remaining unvested restricted shares would vest as of the date of such death or disability. Under the Bonus Plan, the executive officer shall receive a vested right to their bonus payment in an amount equal to the earned bonus amount as of the time of death or disability.

In the event of a change in control during Ms. Henry’s or Ms. Mirdamadi’s respective terms of employment, all equity awards held by such officer will immediately vest pursuant to the terms of such officer’s employment agreement. Ms. Chipman’s, Ms. Lynch’s, and Mr. Hyatt’s unvested shares of restricted stock granted under the 2018 Omnibus Incentive Plan would vest if they were terminated without cause within one year after a change in control. If we undergo a change in control, the committee administering the Amended and Restated 2005 Long-Term Equity Incentive Plan and the 2018 Omnibus Incentive Plan (the “Equity Plans”) may accelerate the vesting of restricted stock grants under the Equity Plans for any participants in the Equity Plans.

Under the Bonus Plan, the executive officer shall receive a vested right to their bonus payment in an amount equal to the earned bonus amount as of the time of the change in control.

For purposes of the Equity Plans and the Bonus Plan, a change in control is triggered if (a) any person or group is or becomes the beneficial owner of 50% or more of the Company’s voting securities, (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the stockholders was approved by at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease to constitute a majority of the Board, (c) the Company merges or consolidates with any other corporation (unless the Company’s voting securities continue to represent more than 50% of the combined voting power of the surviving entity) or (d) a plan of complete liquidation or a sale or disposition of the Company of all or substantially all of its assets is consummated (other than the sale or disposition of all or substantially all of the assets of the Company to persons who beneficially own 50% or more of the Company’s voting securities).

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Named Executive Officer	Cash Severance ($)(1)	Bonus ($)(2)	Continued or Accelerated Vesting of Restricted Stock ($)(3)	Continued Vesting of Options ($)	Health and Welfare Benefits ($)(4)	Automobile Allowance ($)(5)	Total ($)
Cheryl J. Henry
Termination without cause or Termination with Good Reason	$1,500,000	$2,583,750	$4,826,054	–	$41,562	$24,000	$8,975,366
Change in Control	$1,500,000	$2,583,750	$5,297,159	–	$41,562	$24,000	$9,446,471
Death or Disability	–	$2,583,750	$2,120,999	–	–	–	$4,704,749
Kristy Chipman
Termination without cause or Termination with Good Reason	$420,000	$102,375		–	$20,663	$10,800	$553,770
Change in Control	–	$630,000	$1,010,103	–	–	–	$1,640,103
Death or Disability	–	$630,000	$1,084,862	–	–	–	$1,714,862
Susan L. Mirdamadi
Termination without cause or Termination with Good Reason	$340,000	$82,875	$472,787	–	$14,699	$8,400	$918,761
Change in Control	$340,000	$510,000	$1,077,346	–	$14,699	$8,400	$1,950,445
Death or Disability	–	$510,000	$472,787	–	–	–	$982,787
Marcy N. Lynch
Termination without cause or Termination with Good Reason	$320,000	$62,400	–	–	$14,699	$10,800	$407,899
Change in Control	–	$384,000	$366,949	–			$750,949
Death or Disability	–	$384,000	$421,955	–	–	–	$805,955
David Hyatt
Termination without cause or Termination with Good Reason	$285,000	$46,313	–	–	$14,699	$8,400	$354,412
Change in Control	–	$285,000	–	–			$285,000
Death or Disability	–	$285,000	$173,912	–	–	–	$458,912

(1)	Includes multiples of salary specified in each Named Executive Officer’s employment agreement as described beginning on page 57.
(2)

Based on payment of (i) a percentage of the named executive officer’s performance-based cash incentive award compensation paid under the Bonus Plan in respect of fiscal 2020, and (ii) a prorated share of an earned but unpaid bonus for fiscal 2021 under the Bonus Plan in the event of death, disability or a change in control (or, for Ms. Henry only, a termination without cause or a termination with good reason), as specified in each named executive officer’s employment agreement as described on pages 57 to 58. Because December 26, 2021 is the last business day of our fiscal year, the prorated amounts for their prorated share of an earned but unpaid bonus for fiscal 2021 presented in this table are equal to the amounts earned under each executive officer’s respective bonus plan for the entirety of fiscal 2021.

(3)

Value is based on the closing price on December 23, 2021 of $20.26. Represents continued or accelerated vesting of restricted stock for the applicable period provided by each executive officer’s employment agreement, as noted on pages 57 to 58.

60	Nasdaq: RUTH

(4)

Amount represents premiums that will be paid by the Company in respect to health insurance, group term life insurance, and other medical benefits after termination of employment for the applicable period provided by each executive officer’s employment agreement, as noted above.

(5)

Based on the value, as of December 26, 2021, of the current pre-established automobile allowance that would be received by the executive officer for the applicable period provided by each executive officer’s employment agreement, as noted above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median Team Member’s annual total compensation to the annual total compensation of our principal executive officer. We determined our median Team Member based on the total cash compensation paid during 2021 to each of our approximately 4,363 Team Members (excluding the Chief Executive Officer) as of December 26, 2021 (annualizing in the case of full- and part-time Team Members who joined the Company during 2021). The annual total compensation of the median Team Member for 2021 was $38,286. As reported in the Summary Compensation Table on page 51, our Chief Executive Officer’s compensation was $5,337,817 for 2021.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other Team Members is 139 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

AUDIT MATTERS

PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓ Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2022.

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2022 and has further directed that our Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. The stockholder vote is not binding on our Audit Committee. If the appointment of KPMG LLP is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to the stockholders. Even if the appointment of KPMG LLP is ratified, our Audit Committee may, in its sole discretion, terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders.

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Fees of Independent Registered Public Accounting Firm

The following table presents fees billed for professional services for the audit of the Company’s financial statement audits for the years ended December 26, 2021 and December 27, 2020, and fees billed for other services in fiscal years 2021 and 2020, in each case rendered by KPMG LLP.

	Fiscal Year Ending
Fee Category	December 26, 2021	December 27, 2020
Audit Fees	$683,391	$724,317
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$1,780	$1,780
Total Fees	$685,171	$726,097

Audit Fees: Consists of fees billed or estimated to be billed for professional services rendered for the integrated audit of our consolidated financial statements and internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees: None.

Tax Fees: None.

All Other Fees: Consists of fees billed for a subscription to accounting research software.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any permissible non-audit services to be provided to the Company by the independent auditor. The policy also authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

All audit, audit-related and tax services performed by KPMG LLP in fiscal 2021 and 2020 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

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Report of the Audit Committee

The Audit Committee of our Board of Directors reviewed and discussed the audited financial statements with management, which represented that the financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with management the effectiveness of our internal control over financial reporting and the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2021 and its evaluations of our internal control over financial reporting with KPMG LLP, our independent auditors for fiscal 2021, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of our internal control over financial reporting. The Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission, including AS 1301, “Communications with Audit Committees,” as adopted by the PCAOB and approved by the Securities and Exchange Commission.

The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, discussed with KPMG LLP its independence and considered whether the provision of non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 26, 2021 for filing with the SEC. The Audit Committee has selected KPMG LLP as our independent auditor for fiscal 2022.

This report is submitted by the members of the Audit Committee:

Stephen M. King, Chairman

Giannella Alvarez

Marie L. Perry

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INFORMATION ABOUT STOCK OWNERSHIP

Beneficial Ownership Table

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of March 30, 2022, by each person known by the Company to own more than 5% of our common stock, each director and each of the executive officers identified in the Summary Compensation Table, and by all of its directors and executive officers as a group (twelve persons). The table lists the number of shares and percentage of shares beneficially owned based on 33,659,346 shares of common stock outstanding as of March 30, 2022, which includes unvested restricted stock. Information in the table is derived from SEC filings made by such persons on Schedules 13G, 13D, and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Principal Stockholders:
BlackRock, Inc. (2)	5,131,768	15.25%
The Vanguard Group (3)	2,701,823	8.03%
Hill Path Capital LP (4)	2,614,321	7.77%
FMR LLC (5)	2,325,257	6.91%
T. Rowe Price Associates, Inc. (6)	2,059,112	6.12%
AllianceBernstein L.P. (7)	1,854,884	5.51%

Non-Employee Directors:
Giannella Alvarez	24,355	*
Mary L. Baglivo	18,000	*
Carla R. Cooper	46,358	*
Stephen M. King	13,767	*
Michael P. O’Donnell	848,618	2.52%
Marie L. Perry	11,068	*
Robin P. Selati	18,642	*

Named Executive Officers:
Cheryl J. Henry (8)	652,565	1.94%
Kristy Chipman (9)	82,251	*
Susan L. Mirdamadi (10)	104,571	*
David Hyatt (11)	34,374	*
Marcy N. Lynch (12)	45,115	*

All directors and executive officers as a group (12 persons)	1,899,684	5.64%

*	Less than one percent

(1)

Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our

64	Nasdaq: RUTH

stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 30, 2022 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. The amounts also include unvested shares of restricted stock for our directors and Named Executive Officers, as specified in the applicable footnotes. The amounts do not include unvested restricted stock units (“RSUs”) for our directors because no RSUs are scheduled to vest within sixty days of the Record Date. The business address of each of our Named Executive Officers and directors is 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789.

(2)

The information provided in the table and the information below reflects information reported on Schedule 13G/A filed on January 28, 2022 by BlackRock, Inc., which has sole voting over 5,074,222 shares and sole dispositive power over 5,131,768 shares. The following affiliates of BlackRock, Inc. are included in the filing: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The business address for the entities is 55 East 52nd Street, New York, New York 10055.

(3)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G/A filed on February 10, 2022 by The Vanguard Group, which has sole voting power over 0 shares, shared voting power over 61,017 shares, sole dispositive power over 2,616,051 shares and shared dispositive power over 85,772 shares. The business address for the entity is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13D/A filed on December 3, 2021 by Hill Path Capital LP, which has sole voting power over 2,614,321 shares and sole dispositive power over 2,614,321 shares. The business address for the entity is 150 East 58th Street, 32nd Floor, New York, New York 10155.

(5)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G filed on February 9, 2022 by FMR LLC, which has sole voting power over 454,019 shares and sole dispositive power over 2,325,257 shares. The following affiliates of FMR LLC are included in the filing: FIAM LLC IA, Fidelity Institutional Asset Management Trust Company BK, Fidelity Management & Research Company LLC IA, and Fidelity Management Trust Company BK. The business address for the entity is 245 Summer Street, Boston, Massachusetts 02210.

(6)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G/A filed on February 14, 2022 by T. Rowe Price Associates, Inc., which has sole voting power over 559,944 shares and sole dispositive power over 2,059,112 shares. The business address for the entity is 100 E. Pratt Street, Baltimore, MD 21202.

(7)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G/A filed on February 14, 2022 by AllianceBernstein L.P., which has sole voting power over 1,574,434 shares and sole dispositive power over 1,854,884 shares. AllianceBernstein L.P. is a majority owned subsidiary of Equitable Holdings, Inc. (“EQH”). AllianceBernstein operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the Securities and Exchange Commission in Release Number 34-39538 (January 12, 1998). The business address for the entities is 1345 Avenue of the Americas, New York, NY 10105.

(8)

Includes 83,332 shares of restricted stock that will vest pro rata on an annual basis through August 10, 2023; 13,069 shares of restricted stock that will vest on March 13, 2023; 21,824 shares of restricted stock

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that will vest pro rata on an annual basis through March 13, 2024; 55,528 shares of restricted stock that will vest on December 23, 2023; 37,019 shares of restricted stock that will vest pro rata on an annual basis over three years through December 23, 2024; and 96,641 shares of restricted stock that will vest ratably over three years beginning on March 13, 2023 (40% in the first year, 40% in the second year, and 20% in the third year).

(9)

Includes 27,037 shares of restricted stock that will vest pro rata on an annual basis over two years beginning on November 30, 2023; 470 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2024; 15,548 shares of restricted stock that will vest on December 23, 2023; 10,365 shares of restricted stock that will vest pro rata on an annual basis over three years through December 23, 2024; and 28,680 shares of restricted stock that will vest ratably over three years beginning on March 13, 2023 (40% in the first year, 40% in the second year, and 20% in the third year).

(10)

Includes 7,500 shares of restricted stock that will vest pro rata on an annual basis through April 25, 2022; 2,963 shares of restricted stock that will vest on March 13, 2023; 4,947 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2024; 12,586 shares of restricted stock that will vest on December 23, 2023; 8,391 shares of restricted stock that will vest pro rata on an annual basis over three years through December 23, 2024; and 6,852 shares of restricted stock that will vest ratably over three years beginning on March 13, 2023 (40% in the first year, 40% in the second year, and 20% in the third year).

(11)

Includes 3,334 shares of restricted stock that will vest on June 3, 2022; 1,091 shares of restricted stock that will vest on March 13, 2023; 2,488 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2024; 6,330 shares of restricted stock that will vest on December 23, 2023; 4,220 shares of restricted stock that will vest pro rata on an annual basis over three years through December 23, 2024; and 9,840 shares of restricted stock that will vest ratably over three years beginning on March 13, 2023 (40% in the first year, 40% in the second year, and 20% in the third year).

(12)

Includes 9,822 shares of restricted stock that will vest pro rata on an annual basis over two years beginning on December 7, 2023; 1,218 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2024; 9,477 shares of restricted stock that will vest on December 23, 2023; 6,318 shares of restricted stock that will vest pro rata on an annual basis over three years through December 23, 2024; and 17,911 shares of restricted stock that will vest ratably over three years beginning on March 13, 2023 (40% in the first year, 40% in the second year, and 20% in the third year).

ADDITIONAL INFORMATION

Frequently Asked Questions Regarding Attendance and Voting

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2022 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 30, 2022 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers and other information that the SEC requires us to provide annually to our stockholders.

66	Nasdaq: RUTH

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxydocs.com/RUTH.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the enclosed proxy card or by calling or sending a written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Marcy Norwood Lynch

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7689

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker or following the instructions on the enclosed form.

How can I obtain paper copies of the proxy materials, 10-K, and other financial information?

Stockholders can access the 2022 proxy statement, Form 10-K, and our other filings with the SEC as well as our corporate governance and other related information on the Investor Relations page of our website at www.rhgi.com.

If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies by written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Marcy Norwood Lynch

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7689

We will also furnish any exhibit to the Form 10-K if specifically requested.

Who is entitled to vote at the meeting?

Holders of common stock, as of the close of business on the record date, March 30, 2022, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 33,659,346 shares of common stock.

67	Nasdaq: RUTH

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited Guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one Guest. Photo identification will be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or a recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the record date.

Any stockholder who attends the meeting in person will be required to follow social distancing guidelines and wear a mask or cloth face covering in accordance with the requirements of applicable laws, orders and the meeting venue. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 p.m. For directions to the meeting, please call Elaine Gramaglia at (321) 233-2810.

Cameras (including cell phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of a quorum, provided, with regard to broker non-votes, that at least one matter to be voted upon is considered routine such that discretionary authority is available for that matter.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person	If you choose to vote in person at the Meeting, you must bring a government-issued proof of identification and either the enclosed proxy card or other verification of your ownership of shares as of the Record Date.

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If you hold your shares in “street name,” you must either direct the bank, broker, or other record holder of your shares as to how to vote your shares, or obtain a legal proxy from the bank, broker, or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker, or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Our Board of Directors has designated Cheryl J. Henry and Kristy Chipman, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will be voted in accordance with the Board’s recommendations for each proposal. Our Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Corporate Secretary of the Company before the Annual Meeting commences, returning a new proxy bearing a later date, submitting your proxy again by telephone or over the Internet, or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by returning new voting instructions to your broker, bank, or other nominee or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $6,500 plus expenses. In addition to mailing these proxy materials, certain of our officers and other Team Members may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To our knowledge, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the individuals designated as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Directors will be elected by a majority of the votes cast at the meeting, in person or by proxy, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. You may not cumulate your votes for the election of directors. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our amended and restated Certificate of Incorporation requires the director to promptly tender their resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board,

69	Nasdaq: RUTH

and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

The approval of the advisory vote on our Named Executive Officer compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Approval requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal. Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the voting results in connection with their ongoing evaluation of our compensation program.

The ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2022 requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

How are votes counted?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of the election. For the advisory resolution on our Named Executive Officer compensation and the ratification of the appointment of KPMG to serve as the Company’s independent auditors for fiscal 2022, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against the advisory resolution on our Named Executive Officer compensation and the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2022.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2022 annual meeting of stockholders to the broker, bank, or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank, or other nominee is permitted to vote your shares on the appointment of KPMG LLP as our independent auditor without receiving voting instructions from you. In contrast, the election of directors and the advisory votes on our Named Executive Officer compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will have no effect on the outcome of the vote for directors or the advisory executive compensation votes.

What happens if a nominee for director declines or is unable to accept election?

If any nominee should become unavailable, which is not anticipated, the persons voting the accompanying proxy may vote for a substitute nominee designated by our Board or our Board may reduce the number of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in a Form 8-K within four business days following the annual meeting.

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Stockholder Proposals for the 2023 Meeting

Stockholder proposals intended for inclusion in our proxy statement pursuant to Rule 14a-8 relating to the next annual meeting in 2023 must be received by us no later than December 20, 2022. Any such proposal must comply with Rule 14a-8 under the SEC’s proxy rules. Under our Bylaws, notice to us of a stockholder nomination or other proposal submitted otherwise than pursuant to Rule 14a-8 must be received at our principal executive offices no earlier than January 24, 2023 and no later than February 23, 2023. If, however, the 2023 Annual Meeting is held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of this year’s Annual Meeting, we must receive such notice no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. If not received within this timeframe, the nomination or other proposal will not be placed on the meeting agenda.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor be “filed” with the SEC or be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference. Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” “would,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products and future environmental, social and governance performance, goals and measures. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 26, 2021. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

71	Nasdaq: RUTH

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/RUTH
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

PHONE Call 1-866-703-0782
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Ruth’s Hospitality Group, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of March 30, 2022

TIME: Tuesday, May 24, 2022 1:00 PM, Local Time
PLACE: Ruth’s Chris Steak House, 610 North Orlando Avenue Winter Park, FL 32789

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Cheryl J. Henry and Kristy Chipman (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ruth’s Hospitality Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 P.M., Eastern Time, May 18, 2022, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Ruth’s Hospitality Group, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Giannella Alvarez	☐	☐	☐	FOR

	1.02 Mary L. Baglivo	☐	☐	☐	FOR

	1.03 Carla R. Cooper	☐	☐	☐	FOR

	1.04 Cheryl J. Henry	☐	☐	☐	FOR

	1.05 Stephen M. King	☐	☐	☐	FOR

	1.06 Michael P. O’Donnell	☐	☐	☐	FOR

	1.07 Marie L. Perry	☐	☐	☐	FOR

	1.08 Robin P. Selati	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Approval of the advisory resolution on the compensation of the company’s named executive officers.	☐	☐	☐	FOR

3.	Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for fiscal year 2022.	☐	☐	☐	FOR

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date